Exhibit 10.13

REAL ESTATE SALE CONTRACT

ARTICLE 1: GENERAL PROVISIONS

1.1                                 Contract.  Subject to the terms and conditions of this Real Estate Sale Contract (this “Contract”), AMERITECH CENTER PHASE I, INC., a Delaware corporation and SBC TELEHOLDINGS, INC. a Delaware corporation (collectively “Seller”) jointly and severally agree to sell to INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation or its nominee permitted under Section 11.1 below (“Purchaser”), and Purchaser agrees to purchase from Seller, that certain office complex with related parking structures located in Hoffman Estates, Illinois, consisting of the following (collectively, the “Property”): (i) the real property identified as Parcels 1 and 3 as depicted on Exhibit A-l attached hereto and described on Exhibit A-2 attached hereto, together with all improvements (the “Improvements”) located thereon (collectively, the “Real Property”); (ii) all of Seller’s interest, as landlord, in all leases of the Property and guaranties thereof, including any such leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Contract (the “Leases”); and (iii) all of Seller’s right, title and interest in and to fixtures, which are used in the operation of the Improvements (collectively, the “Fixtures”), including, without limitation, all affixed heating, ventilation and air conditioning equipment, and fire sprinklers, but excluding (x) any personal property used by Seller or any other occupant of the Improvements or the Property in the operation of its business, including without limitation, trade fixtures, and personal property and fixtures used by the grantee of the Central Office Easement in connection with operations thereunder and (y) any trademarks, trade names or other intellectual property, including, without limitation, the SBC name and any variant thereof.

1.2                                 Purchase Price:  The total purchase price to be paid to Seller by Purchaser for the Property shall be THREE HUNDRED THIRTY-EIGHT MILLION AND NO/100 DOLLARS ($338,000,000,00) (the “Purchase Price”). The Purchase Price shall be paid to Seller at Closing, plus or minus prorations and other adjustments hereunder, including all Earnest Money (hereinafter defined) credited against the Purchase Price by federal wire transfer of immediately available funds.

1.3                                 Title Company and Escrow Agent:  The Title Company and Escrow Agent for this transaction shall be Chicago Title Insurance Company, 171 North Clark Street, Chicago, Illinois 60601.

1.4                                 Effective Date:  This Contract is executed as of November 1, 2005 (the “Effective Date”).

1.5                                 Inspection Period:  The “Inspection Period” is the period beginning on the Effective Date and ending at 5:00 p.m. Central Standard Time on November 15, 2005.

1.6                                 Closing Date:  The “Closing Date” is November 17, 2005 unless otherwise agreed by Seller and Purchaser.

1.7                                 Deposit of Earnest Money.  Within two business days after the Effective Date, Purchaser shall deposit $5,000,000 in immediately available funds (such amount, including any interest earned thereon, the “Earnest Money”‘) with Escrow Agent, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Contract. If Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Contract shall terminate and be of no force and effect. The Escrow Agent shall hold and disburse the Earnest Money in accordance with a joint order escrow, in customary form, executed concurrently herewith, with the Escrow Agent. Provided such supplemental escrow instructions are not in conflict with this Contract as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Contract.  If the Closing under this Contract occurs, the Escrow Agent shall deliver the Earnest Money into the closing escrow, to be applied against the Purchase Price.

1.8                                 SBC Lease.  At the Closing, Purchaser, as landlord, shall enter into a lease agreement (the “SBC Lease”) with SBC Services, Inc., which SBC Lease shall be in the form of Exhibit B attached hereto.

1.9                                 Declaration of Restrictive Covenants and Reciprocal Easement Agreement.  Seller is retaining ownership of the property identified as Parcels 2 and 4 as depicted on Exhibit A-l hereto and described on Exhibit A-3 attached hereto (the “Retained Property”) which is adjoins the Property. During the Inspection Period, Purchaser and Seller shall in good faith negotiate a Declaration of Restrictive Covenants and Reciprocal Easement Agreement (the “Declaration”) addressing, among other things, the matters described on Exhibit C hereto.  If Purchaser and Seller are not able to agree on the terms of the Declaration, either party may terminate the Contract by written notice to the other given prior to the end of the Inspection Period.

1.10                           Central Office Easement.  During the Inspection Period, Purchaser and Seller shall in good faith negotiate an easement agreement (the “Central Office Easement”), addressing, among other things, the matters described on Exhibit D hereto.  If Purchaser and Seller are not able to agree on the terms of the Central Office Easement, either party may terminate the Contract by written notice to the other given prior to the end of the Inspection Period.

1.11                           Annexation Agreement Amendment.  During the Inspection Period, Purchaser and Seller shall in good faith negotiate an amendment (the “Annexation Agreement Amendment”) to the Agreement Respecting Annexation and Development of Ameritech Center between Seller’s predecessors and the Village of Hoffman Estates dated August 15, 1988, addressing, among other things, the matters described on Exhibit E hereto.  If Purchaser and Seller are not able to agree on the terms of the Annexation Agreement Amendment, or if the Village of Hoffman Estates has not approved and executed the same, either party may terminate the Contract by written notice to the other given prior to the end of the Inspection Period.

1.12                           Seller Approval.  Seller’s obligations under this Agreement are conditioned on Seller obtaining such approvals as Seller deems necessary from the Board of Directors (or a committee of such Board ) of SBC Communications, Inc. with respect to this Agreement and the

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transactions contemplated herein. If Seller does not receive the necessary approvals, Seller may terminate this Contract by written notice to Purchaser given prior to the end of the Inspection Period.

ARTICLE 2: INSPECTION

2.1                                 Property Information.  Seller shall deliver or make available to Purchaser the following, to the extent in Seller’s possession or control (the “Property Information”), within five days after the Effective Date:

2.1.1                        Rent Roll.  A current rent roll (“Rent Roll”) for the Property;

2.1.2                        Environmental Reports.  The following third party environmental reports or site assessments related to the Property: Phase 1 Environmental Assessment dated September 20, 2005 prepared by Marlin Environmental Group as Marlin Project No. 669 and the report dated August 15, 1988 by STS Consultants, Ltd.;

2.1.3                        Tax Statements.  Copies of most recent ad valorem tax statements relating to the Property, together with the latest assessment information;

2.1.4                        Contracts.  Copies of any and all management, service, supply, equipment rental and other contracts related to the operation of the Property which would survive the terms of the SBC Lease;

2.1.5                        Lease Files.  The lease files for all Tenants (as defined in Section 4.3 below), including the Leases, any letter contracts and assignments which are then in effect; and

Except as otherwise expressly provided herein, Seller makes no representations or warranties as to the accuracy or completeness of the Property Information. The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Purchaser if the Closing does not occur.

2.2                                 Inspections.  Commencing on the Effective Date, at its sole cost and expense, upon reasonable prior notice to Seller, Purchaser shall have reasonable access during normal business hours to the Property and conducting inspections and tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, subject to the rights of Tenants under their Leases. Before any such entry, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits (minimum $5 million) and coverage reasonably satisfactory to Seller. Purchaser shall not disturb Seller’s business operations on the Property or any Tenants on the Property. In connection with its due diligence investigations, Purchaser or Purchaser’s representatives may meet with or contact building officials and governmental authorities, parties to Service Contracts and other agreements, the property management personnel, and may conduct interviews with Tenants and a walk through of the Property; provided that Seller shall be given a reasonable

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opportunity to participate in any of the foregoing. Tenant interviews, if any, shall be scheduled during the Inspection Period on dates and times convenient to Seller and the applicable tenants. Purchaser may only enter and inspect the interior of the Improvements when accompanied by a representative of Seller. Purchaser may not perform any invasive testing or drilling without the consent of Seller which consent will not be unreasonably withheld. In conducting any inspections or tests of the Property, Purchaser shall keep the Property free and clear of any liens arising from work performed on behalf of Purchaser. Purchaser shall restore the Property to substantially the same condition as existed prior to the tests and inspections, and shall defend, indemnify and hold Seller harmless from and against any claims and liabilities asserted against Seller arising out of Purchaser’s inspections; provided, however, the indemnity shall not extend to claims or liabilities arising out of the discovery of any existing environmental condition except to the extent such condition is made worse by Purchaser’s negligence or willful misconduct. This indemnity shall survive the Closing and any termination of this Contract. Within five days after Seller’s request, Purchaser shall provide Seller with a copy of the results of any tests and inspections made by or for Purchaser, excluding only market and economic feasibility studies (the “Purchaser’s Reports”).

2.3                                 Absolute Termination Right.  Purchaser shall have through the last day of the Inspection Period in which to examine, inspect, and investigate the Property and. in Purchaser’s sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser. Notwithstanding anything to the contrary in this Contract, Purchaser may terminate this Contract for any reason or no reason, by giving written notice of termination to Seller and Escrow Agent (the “Inspection Termination Notice”) on or before the last day of the Inspection Period. If Purchaser does not give an Inspection Termination Notice, this Contract shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Contract pursuant to this Section 2.3. and the Earnest Money shall become non-refundable except as expressly provided in Section 10.2 below.

2.4                                 Purchaser’s Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller’s representations and warranties in Section 8.1 and the warranties of title in the deed delivered at the Closing (“Seller’s Warranties”), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller.  As a material part of the consideration for this Contract, Purchaser agrees to accept the Property on an “As is” and “Where is” basis, with all faults and any and all latent and patent defects, and without any representation or warranty, all of which Seller hereby disclaims, except for Seller’s Warranties. Except for Seller’s Warranties, no warranty or representation is made by Seller as to (a) fitness for any particular purpose, (b) merchantability, (c) design, (d) quality, (e) condition, (f) operation or income, (g) compliance with drawings or specifications, (h) absence of defects, (i) absence of hazardous or toxic substances, (j) absence of faults, (k) flooding, or (1) compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment.  Purchaser acknowledges that Purchaser has entered into this Contract with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller’s behalf concerning the Property, except for Seller’s Warranties.

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Consistent with the foregoing and subject solely to the Seller’s Warranties, effective as of the Closing Date, Purchaser, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, its agents, affiliates, subsidiaries, successors and assigns (collectively the “releasees”) from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Contract, which Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, all claims in tort or contract and any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.) or any similar federal, state or local statute, rule or regulation. Purchaser, upon Closing, shall be deemed to have waived, relinquished and released Seller and all other releasees from and against any and all matters affecting the Property.

The provisions of this Section 2.4 shall survive indefinitely any closing or termination of this Contract and shall not be merged into the closing documents.

ARTICLE 3: TITLE REVIEW AND APPROVAL

3.1                                 Title Review.  Within ten (10) days after the Effective Date, Seller shall cause to be prepared and delivered to Purchaser a current preliminary title report or commitment (such report or commitment, as it may be amended, supplemented and updated, the “Preliminary Title Report”) issued by the Title Company, in the amount of the Purchase Price, with Purchaser as the proposed insured, together with legible copies of all documents of record referred to in the Preliminary Title Report as exceptions to title to the Property. Seller shall also obtain a currently dated ALTA survey (“Survey”) of the Property during the Inspection Period.  During the Inspection Period, Purchaser shall review title to the Property as disclosed by the Preliminary Title Report and the Survey.  Seller shall remove or cause the title company to insure over at Closing any monetary lien for a determinable sum, provided that Seller shall not be required to remove or cause the title company to insure over the leasehold mortgage respecting the tenant’s interest in the Wide Open West lease, provided that such leasehold mortgage shall be subject to Purchaser’s review during the Inspection Period and Seller shall use reasonable efforts prior to the end of the Inspection Period to cause such leasehold mortgage to be amended to encumber only the current leasehold premises.  Seller may cause the title company to insure over mechanics liens for unpaid labor and materials relating to the Repair Contracts (defined below). With respect to any other title exceptions, Seller shall have no obligation to remove such exceptions. The term “Permitted Exceptions” means those specific exceptions in the Preliminary Title Report as of the end of the Inspection Period other than those that Seller is required to remove, any real estate taxes not yet due and payable, zoning ordinances and regulations and other laws or regulations governing use or enjoyment of the Property, and rights of Tenants under the Leases, and the SBC Lease, Declaration, Central Office Easement and Annexation Agreement Amendment.

3.2                                 Title Policy Condition.  Purchaser shall not be obligated to close this transaction unless, upon the sole condition of payment of the premium, at Closing, the Title Company is willing to issue to Purchaser an owner’s policy of title insurance, dated as of the date and time of the recording of the Deed, with extended coverage, in the amount of the Purchase Price, insuring Purchaser that title to the Property is vested of record in Purchaser on the Closing Date, subject only to the Permitted Exceptions, the printed conditions and exceptions of such policy other than

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the standard exceptions deleted by extended coverage and any other title exceptions accepted or deemed accepted by Purchaser but including the following endorsements: 3.1 zoning; subdivision; utility facility; tax parcel number; access; and contiguity (the “Title Policy”). The agreement of the Title Company to issue such endorsements will be a condition to Purchaser’s obligation to close, but the failure of the Title Company to issue such endorsement will not be deemed a default by Seller hereunder.

3.3                                 Owner’s Affidavit. At the Closing, Seller shall execute and deliver to the Escrow Agent an ALTA statement in customary form, a standard gap indemnity, and any other document or undertaking required to cure or remove the exceptions to title that Seller is obligated to remove pursuant to Section 3.1.

ARTICLE 4: COVENANTS

4.1                                 Operation of Property; Ongoing Repairs and Maintenance.  From the Effective Date through the Closing, Seller shall operate and manage the Property in substantially the same manner in which it is being operated as of the Effective Date.

4.2                                 New Contracts. From the Effective Date through the Closing, except as provided below with respect to leasing activities, Seller will not enter into or amend any contract that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that do not have a term extending beyond the end of the terms of the SBC Lease.  Contracts that are consistent with Section 8.2 of the SBC Lease shall be considered to be entered into in the ordinary course of business.

4.3                                 Estoppel Certificate.  Seller shall make a reasonable and diligent effort to obtain and deliver to Purchaser prior to the end of the Inspection Period, estoppel certificates (“Estoppel Certificates”), from the Village of Hoffman Estates and from each tenant and/or licensee (collectively the “Tenants”) occupying any part of the Property under a Lease, which has a term extending beyond the end of the term of the SBC Lease, which tenant and/or licensee certificates shall be substantially in the form attached to this Contract as Exhibit G or such form as may be required by that Tenant’s respective Lease.  Seller shall not be liable for failure to obtain such Estoppel Certificates, but Purchaser may consider what Estoppel Certificates were obtained in exercising its rights under Section 2.3 above.  If any of the estoppels certificates from tenants and/or licensees described above are not available, Seller may provide its own estoppel certificate with respect to the matter which would have been covered by such estoppel certificates.

4.4                                 Maintenance of Insurance.  From the Effective Date through the Closing, Seller shall continue to carry its existing insurance on the Improvements.

4.5                                 Permits and Encumbrances.  From the Effective Date through the Closing, without the prior written consent of Purchaser, which shall not be unreasonably withheld or delayed, Seller shall not encumber the Property or create or modify any exceptions to title to the Property, or initiate or consent to any action with respect to zoning or other Property entitlements or permits.

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ARTICLE 5: CONDITIONS AND REMEDIES

5.1                                 Conditions. The obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be subject to the following conditions:

5.1.1                        Representations and Warranties. The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the respective dates made and re-made (subject to Section 10.3.2 below);

5.1.2                        Covenants. As of the Closing Date, the other party shall have performed its material covenants and obligations hereunder;

5.1.3                        Proceedings.  There shall exist no pending or threatened action, suit or proceeding with respect to the other party before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Contract or the consummation of the transactions contemplated hereby; and

5.1.4                        Other.  Any other condition set forth in this Contract to such party’s obligation to close is not satisfied by the applicable date and time.

5.2                                 Effect of Failure of Condition.  So long as a party is not in default hereunder, if any condition benefiting such party has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion:  (i) terminate this Contract by delivering written notice to the other party on or before the Closing Date or other applicable date, in which event the Earnest Money shall be returned to Purchaser (unless Purchaser is in default hereunder), (ii) extend the time available for the satisfaction of such condition by up to a total of 10 business days, or (iii) elect to close, notwithstanding the non satisfaction of such condition, and therefore waive satisfaction of such condition.  If such party elects to proceed pursuant to clause (ii) above, and such condition remains unsatisfied after the end of such extension period, then, at such time, such party may proceed pursuant to either clause (i) or (iii) above.

ARTICLE 6: CLOSING

6.1                                 Closing.  The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date through the usual form of deed and money escrow, which the parties shall establish with Escrow Agent.  Counsel for the respective parties may execute the escrow instructions, as well as any amendments thereto. In the event of any conflict between the escrow instructions and the provisions of this Contract, as between the parties, the provisions of this Contract shall control. All conditions to Closing must be met and the Purchase Price paid to Seller by wire transfer from the Escrow Agent prior to 1:00 p.m. Central Standard Time on the Closing Date.

6.2                                 Seller’s Deliveries in Escrow. On the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

6.2.1                        Deeds.  A Quitclaim deed or deeds from Seller as needed to consolidate title to the Property to SBC Teleholdings, Inc. or one of its affiliates (“Grantor”) and a special or

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limited warranty deed from Grantor sufficient to vest title in Purchaser as required in Section 32 (the “Deed”);

6.2.2                        Bill of Sale.  A special or limited warranty assignment and Bill of Sale, executed by the Seller, assigning and conveying to Purchaser’s interest in and to the Improvements and Fixtures;

6.2.3                        SBC Lease. The SBC Lease executed by the tenant thereunder;

6.2.4                        Assignment of Leases.  As assignment of the Leases by Grantor to Purchaser subject to the terms of the SBC Lease;

6.2.5                        Central Office Easement.  The Central Office Easement executed by the grantee thereunder;

6.2.6                        Conveyancing or Transfer Tax Forms or Returns.  Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Grantor by applicable state and local law in connection with the conveyance of the Real Property;

6.2.7                        FIRPTA.  A Foreign Investment in Real Property Tax Act affidavit executed by Grantor;

6.2.8                        Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy;

6.2.9                        Annexation Agreement Amendment.  The Annexation Agreement Amendment executed by Seller and the Village of Hoffman Estates; and

6.2.10                  Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Seller hereunder.

6.3                                 Purchaser’s Deliveries in Escrow. On the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

6.3.1                            Purchase Price.  The Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent’s escrow account;

6.3.2                            Assumption of Leases. Execution by Purchaser of the assignment referred to in Section 6.2.4 above, pursuant to which it accepts such assignment subject to the terms of the SBC Lease.

6.3.3                            Conveyancing or Transfer Tax Forms or Returns.  Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of real property;

6.3.4                            SBC Lease. The SBC Lease executed by Purchaser;

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6.3.5                           Central Office Easement.  The Central Office Easement executed by Purchaser; and

6.3.6                           Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Purchaser hereunder.

6.4                                 Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Contract in the form required by Escrow Agent.

6.5                                 Possession.  Seller shall deliver possession of the Property to Purchaser at the Closing.

6.6                                 Notice to Tenants.  At Closing, Seller and Purchaser shall each execute, and Purchaser shall deliver to each Tenant immediately after the Closing, a notice regarding the sale in such form as they may reasonably agree, or and as may be required under the applicable Lease or state law.

6.7                                 Closing Expenses. The cost of the Survey, the premium for the basic Title Policy and one-half (1/2) of the escrow fee shall be borne and paid by Seller.  All recording fees, conveyance fees, fees for releasing liens and encumbrances, the cost of title insurance endorsements and one-half (1/2) of the escrow fee, shall be borne and paid by Purchaser.  Other costs, charges, and expenses shall be borne and paid as provided in this Contract, or in the absence of such provision, in accordance with custom.

6.8                                 Declaration.  During the Inspection Period the parties will agree on the form of the Declaration and the location of the easements and any other areas in the Declaration requiring description to be created by the Declaration, The Seller will use reasonable efforts to cause its surveyor to create legal descriptions of all the easement areas and such other areas adequate for recording and for providing constructive notice of the interest created by the Closing Date. The parties recognize that Seller may not be able to obtain such legal descriptions by the Closing Date. If the legal descriptions are not completed by the Closing Date, the parties will identify all easement areas by diagram or other depiction and execute and deliver to one another the Declaration at Closing with such depictions attached rather than legal descriptions. During the period following closing not to exceed 60 days, the parties will substitute mutually approved legal descriptions for the depictions and record the Declaration.  Either party at its discretion may record the Declaration prior to completion of the legal descriptions, provided that such recorded version of the Declaration may be amended and restated by the subsequent recording of the Declaration with the final legal descriptions.  Prior to the recording of the Declaration, neither Purchaser nor Seller shall cause or permit any encumbrance on the Property or Retained Property (as applicable) which would be superior to the Declaration unless the party responsible for such encumbrance causes the holder of such encumbrance to subordinate or agree to subordinate its interest to the Declaration in a manner reasonably satisfactory to the other party.

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ARTICLE 7: PRORATIONS AND ADJUSTMENTS

7.1                                 Prorations.  Real estate taxes and assessments, charges under Service Contracts, and utility charges will not be prorated at Closing.  Purchaser shall give Seller a credit of $10,000 at Closing as partial reimbursement of appraisal costs. At Closing Seller will cause the tenant under the SBC Lease to pay, or Purchaser shall be credited, for “Base Rent” payable under the SBC Lease from and including the date of Closing through and including the last day of the calendar month in which the Closing occurs.  Seller shall continue to be responsible as set forth in the SBC Lease after Closing for real estate taxes and assessments, charges under Service Contracts, and utility charges which accrue before Closing; provided that Seller’s obligation for real estate taxes accrued through the date of Closing shall be adjusted between Seller and the tenant under the SBC Lease as set forth therein and real estate taxes shall thereafter be paid and settled as provided in the SBC Lease.  Purchaser and Seller will cooperate to effect as soon as possible after Closing a division of the existing tax parcels so that the Property and the Retained Property will each have distinct separate tax parcels.

7.2                                 Transfer Taxes.  All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar taxes, levies, charges and fees (collectively, “Transfer Taxes”) incurred in connection with the transactions contemplated by this Contract shall be borne by the parties as follows: Seller will pay the state and county taxes and Purchaser will pay any local or municipal transfer taxes. The party that is required by applicable laws to make the filings, reports, or returns with respect to any applicable Transfer Taxes shall do so, and the other party shall cooperate with respect thereto as necessary.

7.3                                 Sales Commissions.  Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Pendelmar, Ltd., on behalf of Purchaser, and Equis Corporation, on behalf of Seller (collectively, the “Brokers” and individually, a “Broker”).  Brokers are each independent contractors and are not authorized to make any agreement or representation on behalf of either party. Each party shall pay its own Broker in accordance with their separate agreements. Subject to the foregoing sentence, in the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Contract or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1                                  Seller’s Representations and Warranties.  Seller represents and warrants to Purchaser that:

8.1.1        Organization and Authority.  Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Subject to Section 1.12 above, Seller has the full right and authority and has obtained any and all consents required to enter into this Contract and to consummate or cause to be consummated the transactions contemplated hereby. Subject to Section 1.12 above, this Contract has been, and all of the documents to be delivered by Seller at the Closing will be. authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

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8.1.2                           Conflicts and Pending Actions.  There is no agreement to which Seller is a party or, to Seller’s knowledge, that is binding on Seller which is in conflict with this Contract. To Seller’s knowledge, there is no action or proceeding pending or threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Contract.

8.1.3                           Legal Compliance.  Seller has not received any written notices of any material violations of any building code or other law with respect to the Property which have not been corrected to the satisfaction of the issuer of the notice.

8.1.4                           Condemnation.  Seller has no knowledge of any contemplated or pending condemnation or similar proceeding affecting the Property.

8.1.5                           ERISA.  Seller is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3101 of any such employee benefit plan or plans.

8.1.6                        Environmental.  Seller has not received any written notice from any governmental authority that the Property or the use of the Property violates any Environmental Laws.  The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.  The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos-containing materials and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

As used in this Contract, the term “to Seller’s knowledge”, “actual knowledge” or “best of Sellers knowledge” or words of similar import shall mean the actual knowledge of Joseph D. Buckman, Director of Transactions, and not that of any other persons, as presently recollected by such person without any review of files or other investigation or inquiry of any kind, and (iii) shall not mean that such person is charged with knowledge of the acts, omissions and/or knowledge of Seller’s agents or employees.

8.2                                 Purchaser’s Representations and Warranties.  Purchaser represents and warrants to Seller that:

8.2.1 Organization and Authority.  Purchaser has been duly organized and is validly existing, and is in good standing in the state in which it was formed. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Contract and at Closing will have the full rights and authority and will have obtained any and all consents

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required to consummate or cause to be consummated the transactions contemplated hereby. This Contract has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

8.2.2                        Conflicts and Pending Action. There is no contract to which Purchaser is a party or, to Purchaser’s knowledge, binding on Purchaser which is in conflict with this Contract.  To Purchaser’s knowledge, there is no action or proceeding pending or threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Contract.

8.2.3                        ERISA.  Purchaser is not and is not acting on behalf of an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3101 of any such employee benefit plan or plans.

8.3                                 Survival of Representations and Warranties.  The representations and warranties set forth in this Article 8 are made as of the Effective Date and are remade as of the Closing Date and shall survive the Closing for the Limitation Period set forth in Section 10.3 below. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, only if Seller or Purchaser as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such Limitation Period.

ARTICLE 9: DAMAGES AND CONDEMNATION

9.1                                   Risk of Loss.  The Closing shall be effective as of 12:01 A.M. on the Closing Date. Notwithstanding the foregoing, the risk of loss of all or any portion of the Property shall be borne by Seller up to and including the actual time of the Closing and wire transfer of the Purchase Price to Seller, and thereafter by Purchaser, subject, however, to the terms and conditions of Sections 9.2 and 9.3 below.

9.2                                   Damage.  Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, and the Seller’s estimate of time to repair such damage. If such damage is not material, as defined below, then this Agreement shall remain in full force and effect and at Closing Purchaser shall receive an assignment of the insurance proceeds relating to such damage and repair of such damage shall be subject to the terms of the SBC Lease as if such damage had occurred during the Lease term. If such damage is material. Purchaser may elect by notice to Seller given within 10 days after Purchaser is notified of such damage (and the Closing shall be extended, if necessary, to give Purchaser such 10-day period to respond to such notice) to proceed in the same manner as in the case of damage that is not material or to terminate this Contract, in which event the Earnest Money shall be immediately returned to Purchaser. Damage as to any one or multiple occurrences is “material” if in the reasonably exercised judgment of Seller it will take more than twelve (12) months after Closing to repair.

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9.3                                 Condemnation.  Seller shall promptly give Purchaser notice (the “Notice of Taking”) of any eminent domain proceedings that are threatened or instituted with respect to a material portion of the Property. By notice to Seller given within 10 days after Purchaser receives the Notice of Taking (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election), Purchaser may terminate this Contract or proceed under this Contract, in which event at the Closing, Seller shall turn over to Purchaser any award it has received with respect to such taking and shall assign to Purchaser its right to any award. If no such election is made, or if the portion of the Property subject to any such taking is not material, this Contract shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, Seller shall assign to Purchaser its right to any award that has been or that may thereafter be made for such taking. During the pendency of this Contract, Seller and Purchaser shall jointly negotiate and deal with the condemning authority in respect of such matter. For purposes hereof, a “material” taking shall mean a taking either of the entire Property or a portion thereof if, in Purchaser’s commercially reasonable opinion, the remaining Property cannot be restored to an economically viable office complex without either substantial alteration of the Property or relief from governmental regulations or the requirements of any leases then in effect with respect to the Property. For instance, Seller and Purchaser acknowledge that a taking of road right-of-way which does affect parking at the Property or take any portion of the Improvements is not material for purposes of this section.

ARTICLE 10: DEFAULT AND DAMAGES

10.1                           Default by Purchaser.  If Purchaser shall default in its obligation to purchase the Property pursuant to this Contract, Purchaser agrees that Seller shall have the right to have the Escrow Agent deliver the Earnest Money to Seller as liquidated damages to recompense Seller for time spent, labor and services performed, and the loss of its bargain.  Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller’s damages.  Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder.  If Purchaser does so default, this Contract shall be terminated and Purchaser shall have no further right, title, or interest in or to the Property.

10.2                           Default by Seller.  If Seller defaults in its obligation to sell and convey the Property to Purchaser pursuant to this Contract, Purchaser’s sole remedy shall be to elect one of the following:  (a) to terminate this Contract, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money, or (b) if Closing does not occur solely on account of a Willful Seller Default, to bring a suit for specific performance, provided that any suit for specific performance must be brought within 90 days of Seller’s default. For the purposes hereof, a “Willful Seller Default” shall mean a default by Seller on or after the date hereof whereby Seller intentionally and in bad faith acts with the sole purpose of frustrating the intent of this Agreement. Purchaser hereby waives any other rights or remedies in respect of any such default. This Contract confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

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10.3                           Limitations.

10.3.1                  Limitation Period.  Seller’s covenants, indemnities, warranties and representations contained in this Contract and in any document executed by Seller pursuant to this Contract shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending on one year after the Closing Date (the “Limitation Period”). Seller’s liability for breach of any such covenant, indemnity, representation or warranty with respect to the Property shall be limited to claims in excess of an aggregate $50,000 and Seller shall be liable only to the extent that such aggregate exceeds such figure.  Seller’s aggregate liability for claims arising out of such covenants, indemnities, representations and warranties with respect to the Property shall not exceed $5,000,000 (the “Damage Limit’”). Purchaser shall provide written notice to Seller prior to the expiration of the Limitation Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller 30 days within which to cure such breach, or, if such breach cannot reasonably be cured within 30 days, an additional reasonable time period, so long as such cure has been commenced within such 30 days and is being diligently pursued.  If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequence thereof, which must be commenced, if at all, within the Limitation Period; provided, however, that if within the Limitation Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commenced to cure and thereafter terminates such cure effort, Purchaser shall have an additional 30 days from the date of such termination within which to commence an action at law for damages up to the Damage Limit as a consequence of Seller’s failure to cure.  The Limitation Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations.  Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller.  The limitation as to Seller’s liability in this Section 10.3.1 does not apply to Seller’s liability with respect to prorations and adjustments under Article 7.

10.3.2                  Disclosure.  Notwithstanding any contrary provision of this Contract, if Seller becomes aware during the pendency of this Contract prior to Closing of any matters which make any of their representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any of Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Contract prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Contract), but Purchaser shall have the right to elect in writing on or before the Closing Date, (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Contract, or (ii) as to any matters disclosed following the expiration of the Inspection Period, to terminate this Contract.

10.3.3                  Purchaser’s Knowledge.  Notwithstanding anything contained in this Contract to the contrary, Seller shall have no liability for breaches of any representations, warranties and certifications (individually, a “Representation” and collectively, the “Representations”) which are made by Seller herein or in any of the documents or instruments

14

required to be delivered by Seller hereunder if Purchaser, its officers, employees, shareholders, members, partners, or agents had knowledge of such breach by Seller as to a fact or circumstance which, by its nature, indicates that a Representation was or has become untrue or inaccurate and Purchaser either (a) during the Inspection Period fails to terminate this Agreement as set forth in Section 2.3 or (b) at any other time at or prior to Closing, Purchaser elects to proceed to close the transaction contemplated by this Contract, Purchaser shall not otherwise have the right to bring any lawsuit or other legal action against Seller, nor pursue any other remedies against Seller, as a result of the breach of such Representation caused thereby.

ARTICLE 11: MISCELLANEOUS

11.1                           Parties Bound; Assignment.  Neither party may assign this Contract without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Contract without Seller’s consent to an Affiliate or to effect an Exchange under Section 11.2. For the purposes of this paragraph, the term “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Purchaser or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Subject to the foregoing, this Contract shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

11.2                           Section 1031 Exchange.  Purchaser or Seller may consummate the purchase of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that:  (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser’s obligations under this Agreement;  (ii) the Exchange is effected through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary; (iii) Seller shall not be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (iv) the party requesting he Exchange shall pay any additional costs that would not otherwise have been incurred by Purchaser or Seller had such party not consummated its purchase or sale through the Exchange.  Neither Seller nor Purchaser by this agreement or acquiescence to the Exchange shall (1) have its rights under this Agreement affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with § 1031 of the Code.

11.3                           Headings.  The article, section, subsection, Section and other headings of this Contract are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4                           Invalidity and Waiver.  If any portion of this Contract is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Contract shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Contract shall not be deemed to be a

15

waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5                           Governing Law.  This Contract shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State in which the Real Property is located.

11.6                           Survival. The provisions of this Contract shall survive the Closing, subject to the express limitations set forth herein.

11.7                           No Third Party Beneficiary.  The provisions of this Contract and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Contract or of the documents to be executed and delivered at Closing.

11.8                           Time.  Time is of the essence in the performance of this Contract.

11.9                           Confidentiality.  Purchaser shall make no public announcement or disclosure of the sale or lease of the Property or of any other information related to this Contract or the transactions contemplated hereby to outside brokers or third parties, before or after the Closing, without the specific prior written consent of Seller, except for such disclosures to Purchaser’s lenders, creditors, officers, employees and agents as may be necessary to permit Purchaser to perform Purchaser’s obligations hereunder.

11.10                     Notices.  All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (i) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (ii) sent by facsimile, in which case notice shall be deemed delivered upon transmission of such notice, or (iii) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery.  A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.  Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send notices on behalf of such party.

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If to Purchaser:	If to Seller:

G. Joseph Cosenza	Joseph D. Buckman
Vice Chairman	Director, Real Estate Transactions
Member of the Board of Directors	SBC Services, Inc.
The Inland Group, Inc.	225 W, Randolph, 13th Floor
2901 Butterfield Road	Chicago, IL 60606
Oak Brook, IL 60523-1159	Fax: (312) 814-7360
Fax: (630)218-4935

with a copy to:	with a copy to:

Charles J. Benvenuto	Kenneth H. Gitter
Charles J. Benvenuto, P.C.	General Attorney: Real Estate Matters
2901 Butterfield Road, 3rd Floor	SBC Communications Inc.
Oak Brook, IL 60523-1159	175 E. Houston Street, Room 4-A-40
Fax: (630)571-2360	San Antonio, TX 78205
Direct Fax: (214) 486-8165
Office Fax: (210) 351-2782

11.11                    Construction.  The parties acknowledge that the parties and their counsel have reviewed and revised this Contract and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any exhibits or amendments hereto.

11.12                    Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday.  The last day of any period of time described herein shall be deemed to end at 5:00 p.m. in the jurisdiction in which the Property is located.

11.13                    Execution in Counterparts.  This Contract may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Contract.  To facilitate execution of this Contract, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 10.10 other than facsimile.

11.14                    Further Assurances.  In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

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11.15                     Information and Audit Cooperation.  At any time before or after the Closing, Seller shall allow Purchaser’s auditors access to the books and records of Seller and the working papers of Seller’s independent auditors relating to the operation of the Property to enable Purchaser to comply with any financial reporting requirements applicable to Purchaser.

11.16                     Attorneys’ Fees.  In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Contract, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys’ fees, incurred in connection with such transaction.

11.17                     Entirety and Amendments.  This Contract embodies the entire contract between the parties and supersedes all prior contracts and understandings relating to the Property.  This Contract may be amended or supplemented only by an instrument in writing executed by both Seller and Purchaser.

[SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

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SIGNATURE PAGE TO

REAL ESTATE SALE CONTRACT

BY AND BETWEEN

AMERITECH CENTER PHASE I, INC.

AND

SBC TELEHOLDINGS, INC

AND

INLAND REAL ESTATE ACQUISITIONS, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Contract as of the Effective Date.

SELLERS:

AMERITECH CENTER PHASE I, INC. a Delaware corporation

		By:	/s/ Joseph D. Buckman
		Name:	Joseph D. Buckman
Dated:	November 3, 2005	Title:	Director - Transactions

SBC TELEHOLDINGS, INC., a Delaware Corporation

		By:	/s/ Joseph D. Buckman
		Name:	Joseph D. Buckman
Dated:	November 3, 2005	Title:	Director - Transactions

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC.

By:
Name:
Dated:		Title:

S-1

SIGNATURE PAGE TO

REAL ESTATE SALE CONTRACT

BY AND BETWEEN

AMERITECH CENTER PHASE I, INC.

AND

SBC TELEHOLDINGS, INC

AND INLAND REAL ESTATE ACQUISITIONS, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Contract as of the Effective Date.

SELLERS;

AMERITECH CENTER PHASE I, INC. a Delaware corporation

By:
Name:
Dated:		Title:

SBC TELEHOLDINGS, INC., a Delaware Corporation.

By:
Name:
Dated:		Title:

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC.

		By:	/s/ G. Joseph Cosenza
		Name:	G. Joseph Cosenza
Dated:	November 3, 2005	Title:	President

S-1

LIST OF EXHIBITS

A-1	-	Depiction of Real Property and Retained Property

A-2	-	Legal Description of Real Property

A-3	-	Legal Description of Retained Property

B	-	SBC Lease

C	-	Declaration

D	-	Central Office Easement

E	-	Description of Annexation Agreement Amendment

F		Estoppel Certificate

EXHIBIT A-1

DEPICTION OF REAL PROPERTY AND RETAINED PROPERTY

A-1-1

EXHIBIT A-2

LEGAL DESCRIPTION OF REAL PROPERTY

(Attached subject to Purchaser and Seller review and approval)

PARCEL 1 - SBC Corporate Center

THAT PART OF THE SOUTH HALF OF SECTION 36, TOWNSHIP 42 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION, 1,248.01 FEET; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 67.00 FEET TO THE WEST LINE OF HUNTINGTON BOULEVARD (ALSO KNOWN AS FREEMAN ROAD), AND THE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 1,258.57 FEET TO THE INTERSECTION WITH A NON-TANGENT CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 250.00 FEET, FOR AN ARC LENGTH OF 29.49 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 31 DEGREES, 08 MINUTES, 10 SECONDS WEST, AND A CHORD LENGTH OF 29.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 90.47 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 39.50 FEET, FOR AN ARC LENGTH OF 59.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE WESTERLY ALONG A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 100.50 FEET, FOR AN ARC LENGTH OF 196.69 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, AND A CHORD LENGTH OF 166.77 FEET TO A POINT OF REVERSE CURVE: THENCE

A-2-1

SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHERLY ALONG A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 39,50 FEET, FOR AN ARC LENGTH OF 59.73 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF TANGENCY; THENCE NORTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 88.89 FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 264.00 FEET, FOR AN ARC LENGTH OF 23.04 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 32 DEGREES, 00 MINUTES, 55 SECONDS WEST, AND A CHORD LENGTH OF 23.03 FEET TO A POINT 1,255.00 FEET SOUTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 1,401.14 FEET TO THE EAST LINE OF EAGLE WAY, SAID EAST LINE BEING 40.00 FEET EAST OF, AS MEASURED AT RIGHT ANGLES THERETO, THE WEST LINE OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SAID SECTION 36; THENCE NORTH 00 DEGREES, 24 MINUTES, 17 SECONDS EAST ALONG THE EAST LINE OF SAID EAGLE WAY, 1,195.03 FEET TO THE SOUTH LINE OF LAKEWOOD BOULEVARD, SAID SOUTH LINE BEING 60.00 FEET SOUTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION 36; THENCE NORTH 90 DEGREES, 00 MINUTES, 00 SECONDS EAST ALONG THE SOUTH LINE OF SAID LAKEWOOD BOULEVARD, 3,815.45 FEET TO AN ANGLE POINT IN SAID LAKEWOOD BOULEVARD; THENCE SOUTH 44 DEGREES, 52 MINUTES, 20 SECONDS EAST ALONG THE SOUTHWESTERLY LINE OF HUNTINGTON BOULEVARD, 35.28 FEET TO AN ANGLE POINT IN SAID HUNTINGTON BOULEVARD; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE WEST LINE OF SAID HUNTINGTON BOULEVARD, 1,163.01 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

October 26, 2005

PARCEL 3

THAT PART OF THE SOUTH HALF OF SECTION 36, TOWNSHIP 42 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST

A-2-2

ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION, 1,248.01 FEET; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 67.00 FEET TO THE WEST LINE OF HUNTINGTON BOULEVARD (ALSO KNOWN AS FREEMAN ROAD); THENCE CONTINUING SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 1,258.57 FEET TO THE INTERSECTION WITH A NON-TANGENT CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 250.00 FEET, FOR AN ARC LENGTH OF 29.49 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 31 DEGREES, 08 MINUTES, 10 SECONDS WEST, AND A CHORD LENGTH OF 29.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 90.47 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 39.50 FEET, FOR AN ARC LENGTH OF 59.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF REVERSE CURVE, AND THE POINT OF BEGINNING;

THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE WESTERLY ALONG A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 100.50 FEET, FOR AN ARC LENGTH OF 196.69 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, AND A CHORD LENGTH OF 166.77 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 1,252.05 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 41 DEGREES 06 MINUTES, 37 SECONDS WEST, AND A CHORD LENGTH OF 1,147.36 FEET TO A POINT OF TANGENCY; THENCE SOUTH 00 DEGREES, 00 MINUTES, 00 SECONDS WEST, 475.08 FEET TO A POINT OF CURVE; THENCE SOUTHERLY ALONG A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 40.00 FEET, FOR AN ARC LENGTH OF 8.63 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 06 DEGREES, 10 MINUTES, 53 SECONDS WEST, AND A CHORD LENGTH OF 8.61 FEET TO THE NORTH LINE OF CENTRAL ROAD, SAID NORTH LINE BEING 65.00 FEET NORTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE SOUTH LINE OF SAID SECTION 36; THENCE

A-2-3

SOUTH 89 DEGREES, 48 MINUTES, 12 SECONDS EAST ALONG THE NORTH LINE OF SAID CENTRAL ROAD, 151.21 FEET TO AN ANGLE POINT IN THE NORTH LINE OF SAID CENTRAL ROAD, SAID ANGLE POINT ALSO BEING ON THE WEST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION; THENCE SOUTH 89 DEGREES, 47 MINUTES, 37 SECONDS EAST ALONG THE NORTH LINE OF SAID CENTRAL ROAD, 1,598.69 FEET TO A POINT 970.11 FEET WEST OF THE WEST LINE OF SAID HUNTINGTON BOULEVARD, AS MEASURED ALONG THE NORTH LINE OF SAID CENTRAL ROAD; THENCE NORTHERLY ALONG A NON-TANGENT CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 30.00 FEET, FOR AN ARC LENGTH OF 15.59 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 14 DEGREES, 53 MINUTES, 30 SECOND WEST, AND A CHORD LENGTH OF 15.42 FEET TO A POINT OF TANGENCY; THENCE NORTH 00 DEGREES, 00 MINUTES, 00 SECONDS EAST, 475.02 FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 793.70 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 26 DEGREES, 03 MINUTES, 38 SECONDS WEST, AND A CHORD LENGTH OF 766.62 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

October 26, 2005

CENTER/SOUTH PARCEL

A-2-4

EXHIBIT A-3

LEGAL DESCRIPTION OF RETAINED PROPERTY (Attached subject to Purchaser and Seller review and approval)

PARCEL 2

THAT PART OF THE SOUTH HALF OF SECTION 36, TOWNSHIP 42 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION, 1,248.01 FEET; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 67.00 FEET TO THE WEST LINE OF HUNTINGTON BOULEVARD (ALSO KNOWN AS FREEMAN ROAD); THENCE CONTINUING SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 1,258.57 FEET TO THE INTERSECTION WITH A NON-TANGENT CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 250.00 FEET, FOR AN ARC LENGTH OF 29.49 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 31 DEGREES, 08 MINUTES, 10 SECONDS WEST, AND A CHORD LENGTH OF 29.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 90.47 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 39.50 FEET, FOR AN ARC LENGTH OF 59.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE WESTERLY A LONG A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 100.50 FEET, FOR AN ARC LENGTH OF 196.69 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, AND A CHORD LENGTH OF 166.77 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING

A-3-1

SUBTENDED BY A CHORD BEARING OF SOUTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE, AND THE POINT OF BEGINNING;

THENCE NORTHERLY ALONG A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 39.50 FEET, FOR AN ARC LENGTH OF 59.73 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF TANGENCY; THENCE NORTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 88.89 FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 264.00 FEET, FOR AN ARC LENGTH OF 23.04 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 32 DEGREES, 00 MINUTES, 55 SECONDS WEST, AND A CHORD LENGTH OF 23.03 FEET TO A POINT 1,255.00 FEET SOUTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF SAID SOUTH HALF OF SAID SECTION, 1,401.14 FEET TO THE EAST LINE OF EAGLE WAY, SAID EAST LINE BEING 40.00 FEET EAST OF, AS MEASURED AT RIGHT ANGLES THERETO, THE WEST LINE OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 24 MINUTES, 17 SECONDS WEST ALONG THE EAST LINE OF SAID EAGLE WAY, 422.47 FEET TO THE SOUTH LINE OF SAID EAGLE WAY; THENCE NORTH 89 DEGREES, 31 MINUTES, 23 SECONDS WEST ALONG THE SOUTH LINE OF SAID EAGLE WAY, 40.00 FEET TO THE WEST LINE OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SAID SECTION; THENCE SOUTH 00 DEGREES, 24 MINUTES, 17 SECONDS WEST ALONG THE WEST LINE OF THE EAST HALF OF THE SOUTHWEST QUARTER OF SAID SECTION, 892.54 FEET TO THE NORTH LINE OF CENTRAL ROAD, SAID NORTH LINE BEING 65.00 FEET NORTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE SOUTH LINE OF SAID SECTION 36; THENCE SOUTH 89 DEGREES, 48 MINUTES, 12 SECONDS EAST ALONG THE NORTH LINE OF SAID CENTRAL ROAD, 1,167.00 FEET TO A POINT 151.21 FEET WEST OF AN ANGLE POINT IN THE NORTH LINE OF SAID CENTRAL ROAD, SAID ANGLE POINT ALSO BEING ON THE WEST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION; THENCE NORTHERLY ALONG A NON-TANGENT CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 40.00 FEET, FOR AN ARC LENGTH OF 8.63 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 06 DEGREES, 10 MINUTES, 53 SECONDS EAST, AND A CHORD LENGTH OF 8.61 FEET TO A POINT OF TANGENCY; THENCE NORTH 00 DEGREES, 00 MINUTES, 00 SECONDS EAST, 475.08 FEET TO A POINT OF CURVE; THENCE NORTHEASTERLY ALONG A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 793.70 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 26 DEGREES, 03 MINUTES, 38 SECONDS EAST, AND A CHORD LENGTH OF 766.62 TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

October 26, 2005

SOUTHWEST PARCEL

A-3-2

PARCEL 4

THAT PART OF THE SOUTH HALF OF SECTION 36, TOWNSHIP 42 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST QUARTER OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE EAST LINE OF THE SOUTHEAST QUARTER OF SAID SECTION, 1,248,01 FEET; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 67.00 FEET TO THE WEST LINE OF HUNTINGTON BOULEVARD (ALSO KNOWN AS FREEMAN ROAD), AND THE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH HALF OF SAID SECTION, 1,258.57 FEET TO THE INTERSECTION WITH A NON-TANGENT CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 250.00 FEET, FOR AN ARC LENGTH OF 29.49 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 31 DEGREES, 08 MINUTES, 10 SECONDS WEST, AND A CHORD LENGTH OF 29.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 90.47 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 39.50 FEET, FOR AN ARC LENGTH OF 59.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 793.70 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 26 DEGREES, 03 MINUTES, 38 SECONDS EAST, AND A CHORD LENGTH OF 766.62 FEET TO A POINT OF TANGENCY; THENCE SOUTH 00 DEGREES, 00 MINUTES, 00 SECONDS WEST, 475.02 FEET TO A POINT OF CURVE; THENCE SOUTHERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 30.00 FEET, FOR AN ARC LENGTH OF 15.59 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 14 DEGREES, 53 MINUTES, 30 SECONDS EAST, AND A CHORD LENGTH OF 15.42 FEET TO THE NORTH LINE OF CENTRAL ROAD, SAID NORTH LINE BEING 65.00 FEET NORTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE SOUTH LINE OF SAID SECTION 36; THENCE SOUTH 89 DEGREES, 47 MINUTES, 37 SECONDS EAST ALONG THE NORTH LINE OF SAID CENTRAL ROAD, 970.11 FEET TO THE WEST LINE OF SAID HUNTINGTON BOULEVARD; THENCE NORTH 00 DEGREES, 15 MINUTES, 15 SECONDS EAST ALONG THE WEST LINE OF SAID HUNTINGTON BOULEVARD, 1,335.43 FEET TO THE POINT OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS.

October 26, 2005

SOUTHEAST PARCEL

A-3-3

EXHIBIT B

SBC LEASE

LEASE AGREEMENT

Dated as of November    , 2005

Between

MB Hoffman Estates, L.L.C.,

as Lessor

and

SBC Services, Inc.,

as Lessee

SBC Center

Hoffman Estates, Illinois

		Page

Section 25.19.	Further Assurances	35
Section 25.20.	Approval Standards; Evidence of Disapprovals	35
Section 25.21.	[Intentionally Omitted.]	36
Section 25.22.	Lessor Exculpation	36
Section 25.23.	Remedies Cumulative	36
Section 25.24.	Holding Over	36
Section 25.25.	Survival	37
Section 25.26.	[Intentionally Omitted.]	37
Section 25.27.	Relationship of Lease and Mortgage	37
Section 25.28.	Lessor Representations	37

Appendix A	Definitions

Schedule 3.1	Base Rent
Schedule 8.2	Lessee Capital Repair Items
Schedule 9.1	Insurance Requirements

This LEASE AGREEMENT (this “Lease”) is made and entered into as of November   , 2005, by and between MB Hoffman Estates, L.L.C., a Delaware limited liability company, as Lessor (“Lessor”), having its principal place of business at 2901 Butterfield Road, Oak Brook, Illinois, 60523, and SBC Services, Inc., a Delaware corporation as Lessee (“Lessee”), having a place of business at 225 W. Randolph St. Z2, Rm 13A, Chicago, IL 60606.

RECITALS

Pursuant to that certain Real Estate Sale Contract dated as of November 1, 2005 (the “Purchase Contract”), among Ameritech Center Phase I, Inc., a Delaware corporation, and Ameritech Properties Corporation, a Delaware corporation, as seller, and Lessor, as purchaser, seller has agreed to sell and Lessor has agreed to purchase certain real property, together with certain improvements thereon and fixtures attached thereto, commonly referred to as SBC Center located in Hoffman Estates, Illinois (as more specifically defined in the Definitions set forth in Appendix A as the “Property”);

Lessor desires to lease to Lessee and Lessee desires to lease from Lessor the Property, upon the terms and conditions set forth in; and

In connection therewith, Lessor desires to grant and delegate to Lessee, and Lessee desires to accept and assume from Lessor, certain rights and duties as described in this Lease.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

TERMS

ARTICLE 1.

DEFINITIONS

Section 1.1.                                   Definitions.  All capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A attached hereto and made a part hereof.

ARTICLE 2.

LEASE OF PROPERTY

Section 2.1.                                   Demise and Lease.  (a) Lessor hereby demises and leases the Property to Lessee, and Lessee does hereby rent and lease the Property from Lessor, for the Base Term and, subject to the exercise by Lessee of its renewal options as provided in Article 5 hereof, for the Renewal Terms.

(b)                                 Lessee may from time to time own or hold under lease or license from Persons other than Lessor furniture, equipment and personal property, including Lessee’s Equipment and Personalty, located on or about the Property, which shall not be subject to this Lease. Lessor shall from time to time, upon the reasonable request of Lessee, promptly acknowledge in writing to Lessee or other Persons that Lessor does not own or, except as provided in Article 10, have any other right or interest in or to such furniture, equipment and personal property, including

Lessee’s Equipment and Personalty, whether now owned or hereafter acquired, and Lessor hereby waives any such right, title or interest.

ARTICLE 3.

RENT

Section 3.1.                                   Base Rent.  Lessee shall pay to Lessor Base Rent on each Rent Payment Date (a) during the Base Term in the amount set forth on Schedule 3.1 attached hereto and incorporated herein and (b) during any Renewal Term in the amounts prescribed by Article 5. Each installment of Base Rent is payable monthly in advance.

Section 3.2.                                   Supplemental Rent.  Lessee shall pay to Lessor, or to such other Person as shall be entitled thereto in the manner contemplated herein or as otherwise required by Lessor, any and all Supplemental Rent as the same shall become due and payable. In the event of Lessee’s failure to pay when due and payable any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein.

Section 3.3.                                   Method of Payment.  All Base Rent shall be paid to Lessor, or if Lessor directs (on at least twenty (20) Business Days’ prior notice) to Lender, in either case to the Rent Collection Account, or such other account or accounts in the continental United States as Lessor or Lender may from time to time designate (on at least twenty (20) Business Days’ prior written notice) to Lessee. Upon Lessor’s payment in full of all amounts due to Lender, as reasonably evidenced to Lessee, which evidence must include a written statement to that effect from Lender, evidence of release or assignment of the Lien of the Mortgage or other similar evidence, Lessee shall accept instructions from Lessor (or its new lender, if so instructed by Lessor) as to the payment of Base Rent. Lessee shall make each payment of Base Rent by wire or other transfer of immediately available funds consisting of lawful currency of the United States of America no later than 3:00 PM (Chicago time) at the place of receipt on the applicable Rent Payment Date.

Section 3.4.                                   Late Payment.  If, during any Lease Year, Lessee shall make one (1) payment of Base Rent more than five (5) days after such payment is due under Section 3.3, Lessor shall notify Lessee in writing that one (1) such payment has been late and, if Lessee shall at any time thereafter during such Lease Year make any other payment of Base Rent more than five (5) days after such payment is due, then Lessee shall pay interest on such late payments from the due date of such payments to the date of receipt of such payments by Lessor at a rate per annum equal to the Default Rate, provided that if Lessor shall fail to notify Lessee of any such late payment within three (3) months after the due date thereof, Lessee shall not be obligated to pay interest on such late payment.

Section 3.5.                                   No Setoff.  It is agreed and intended that, except as otherwise specifically provided in this Lease, Base Rent, Supplemental Rent and any other amounts payable hereunder by Lessee shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, diminution or reduction.

Section 3.6.                                   True Lease.  It is the intent of Lessor and Lessee and the parties agree that this Lease is a true lease and that this Lease does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports

(including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment.

ARTICLE 4.

RIGHT OF FIRST REFUSAL

Section 4.1.                                   Right of Refusal.  (a) Subject to Sections 4.2(a) and 4.3(d), after the third anniversary of the date of this Lease and provided that no Lease Event of Default has occurred and is continuing, Lessee shall have a right of first refusal as described in this Article 4 with respect to (i) any sale of the Property or (ii) any sale or sales that would in the aggregate result in the Equity Investor or its Affiliates ceasing to own, directly or indirectly, at least a majority interest in Lessor and in the profits and losses of Lessor. If Lessor or any party that owns an interest, directly or indirectly, in Lessor (the “Offeror”), receives an offer for the Property or any of the above described interests from any party (other than an Affiliate of such Offeror), which offer the Offeror wishes to accept or has accepted subject to Lessee’s rights in this Article 4, the Offeror shall deliver to Lessee a notice (constituting an offer) stating the sales price and all other material terms for the sale of the Property or interest that Lessor would accept (which notice may be an executed purchase and sale agreement with a prospective purchaser (which must be subject to the terms of this Article 4)) (the “First Refusal Notice”). Lessee shall have thirty (30) days from its receipt of the First Refusal Notice to accept the offer set forth in the First Refusal Notice (the “Terms”). For purposes hereof, the thirty (30) day period is referred to as the “Applicable Period”. A First Refusal Notice may be accepted by Lessee or its designee. The Offeror shall not be permitted to revoke the First Refusal Notice during the Applicable Period, but the First Refusal Notice shall be deemed to be revoked during the Applicable Period if Offeror and Lessee or its designee enter into a purchase agreement on terms different than the Terms. The Terms may be rejected by Lessee at any time.

(b)                                 If Lessee desires to accept the Terms for the Property or the offered interests, Lessee must accept the Terms within the Applicable Period and must enter into a purchase agreement with the Offeror for the purchase and sale of the Property or offered interests in substantially the same form as executed between the Offeror and the prospective purchaser, but without any inspection period, by the later of (x) the expiration of the Applicable Period or (y) thirty (30) days after Lessee has irrevocably accepted the Terms. The purchase agreement for the sale of the Property or offered interests shall provide for a closing on the terms set forth in the Terms.  Lessor (on behalf of the Offeror) and Lessee agree to negotiate any purchase agreement in good faith, subject to Section 4.3.  Lessee shall not have the right to accept the Terms during the continuance of any Lease Event of Default.

(c)                                  If Lessee (or its designee) rejects the Terms, the Offeror shall either (i) execute a purchase agreement on the Terms and close (absent a default by the buyer) or (ii) if the Terms were contained in an executed agreement with a buyer, close on the Terms therein (absent a default by the buyer), in each case within 120 days from (y) the expiration of the Applicable Period or (z) the date Lessee rejects the Terms, whichever is earlier.  This Lease and Lessee’s rights hereunder shall survive any sale or transfer described herein. If the closing does not occur within such period, the Offeror shall be required to repeat the procedure set forth in Section 4.1(a) if it still wishes to sell the Property or offered interests.

Section 4.2.                                   Non-Applicability of Section 4.1.  (a) Section 4.1 shall not apply to a conveyance or assignment to an Affiliate of Lessor, to Lender or an Affiliate of or successor to Lender, to the purchaser at a foreclosure sale in connection with the foreclosure, or to Lender or any Affiliate or designee in connection with a deed in lieu of foreclosure of the Mortgage. Lessee’s rights hereunder shall survive any sale or transfer described above.

(b)                                 Any purchase of the Property under this Article 4 will be subject to this Lease and the Mortgage, unless the indebtedness secured by the Mortgage is repaid in full. If Lessee or its Affiliate is the purchaser of the Property there shall be no merger of the fee and the leasehold.

Section 4.3.                                   Miscellaneous.  (a) Lessee’s failure to elect to purchase the Property shall not constitute a waiver on the part of Lessee of its rights under this Article 4 with respect to any other proposed sale, assignment, transfer, conveyance or other disposition; provided, however, that a transfer of the Property pursuant to a deed in lieu of foreclosure or by foreclosure shall result in all of Lessee’s rights under this Article 4 being extinguished.

(b)                                 The First Refusal Notice and the Terms may cover only the Property and not any other property owned by Lessor or an affiliate of Lessor.

(c)                                  The First Refusal Notice and the Terms must cover the entire Property.  Lessor may not sell, or offer to sell, or transfer, or offer to transfer, any interest, the result of which would be a sale or transfer of less than the entirety of the Property.

(d)                                 The Equity Investor may not transfer or assign its interest in Lessor (other than in connection with a corporate transaction involving the transfer of all or substantially all of the assets of the Equity Investor at a time when such assets include significant assets other than the Equity Investor’s interest in Lessor) unless it first complies with the provisions of Section 4.1 and (i) neither the transferee nor any Affiliate thereof is a Significant Competitor, directly or indirectly, of Lessee or any Affiliate thereof (provided that this clause (i) shall not apply if Lessor shall have properly declared a monetary Lease Event of Default or if a non-monetary Lease Event of Default shall have occurred and be continuing, or during the period after an Intent to Renew Date if Lessee has not elected to renew this Lease by such Intent to Renew Date pursuant to Section 5.1), (ii) the transferee assumes, with proper documentation reasonably acceptable to Lessee, the obligations of the Equity Investor under this Lease and (iii) such transfer or assignment shall not result in a violation of Applicable Laws, including the Securities Act of 1933, as amended, any other applicable securities law or ERISA or accounting requirements for treatment of this Lease by Lessee as an operating lease. Notwithstanding, the foregoing, but provided that such transfer or assignment does not result in a violation of Applicable Laws, including the Securities Act of 1933, as amended, any other applicable securities law or ERISA or accounting requirements for treatment of this Lease by Lessee as an operating lease, the Equity Investor may transfer its interest in whole or part to any of its Affiliates or investors at any time.

ARTICLE 5.

RENEWAL OPTIONS

Section 5.1.                                   Renewal Options.  (a) Lessor hereby grants to Lessee the option to extend the term of this Lease for the following periods (each, a “Renewal Term”):

(i)                                     for three (3) consecutive Renewal Terms of five (5) years each, the initial Renewal Term commencing on the date that is the day after the expiration of the Base Term and ending on the fifth (5th) anniversary of the expiration of the Base Term (the “First Renewal Term”); the second Renewal Term (the “Second Renewal Term”) commencing on the day that is the day after the expiration of the First Renewal Term and ending on the fifth (5th) anniversary thereof; and the third Renewal Term (the “Third Renewal Term”) commencing on the day that is the day after the expiration of the Second Renewal Term and ending on the fifth (5th) anniversary thereof (the First Renewal Term, the Second Renewal Term and the Third Renewal Term, collectively, the “Initial Renewal Terms”); and

(ii)                                  for three (3) consecutive terms of five (5) years each (each, an “Additional Renewal Term”), with each such Additional Renewal Term commencing on the date that is the day after the expiration of the preceding Renewal Term.

(b)                                  In order to exercise its option to extend this Lease for any Renewal Term, the following procedure shall be followed:

(i)                                     Lessee shall give Lessor written notice (a “Notice to Renew”) of its intent to exercise its option to extend the term of this Lease not less than twelve (12) months prior to the expiration of the Base Term or the First Renewal Term, the Second Renewal Term or the Third Renewal Term, as applicable, with respect to the Initial Renewal Terms, and not less than sixteen (16) months prior to the expiration of the then current Renewal Term for any Additional Renewal Term (each, an “Intent to Renew Date”). If Lessee fails to provide a Notice to Renew for any Renewal Term by the due date therefor, Lessor shall so notify Lessee in writing that such Intent to Renew Date has passed, and Lessee shall have an additional thirty (30) days after receipt of such notice to exercise its option to extend the Lease Term for the applicable Renewal Term.

(ii)                                  Subject to paragraph (c) below, the monthly Base Rent payable for each Initial Renewal Term shall be as set forth on Schedule 3.1.

(iii)                               The monthly Base Rent payable for each Additional Renewal Term shall be equal to 95% of the Fair Market Rent, anticipated to be in effect as of the commencement date of the applicable Renewal Term. Upon receipt of Lessee’s notice of its intent to renew this Lease for any Additional Renewal Term, Lessor and Lessee shall promptly (but no earlier than 16 months prior to commencement of the applicable Renewal Term) commence good faith negotiations to agree upon the Fair Market Rent. If the parties cannot agree on the Fair Market Rent within thirty (30) days after Lessor has received Lessee’s notice to renew, the Fair Market Rent shall be determined by the Appraisal Procedure not later than 13 months prior to the expiration of the then current

Lease Term. Within thirty (30) Business Days after the determination of the Fair Market Rent and the Base Rent for the applicable Renewal Term, Lessee must irrevocably exercise its right to extend the Lease Term. If Lessee fails to do so it will be deemed to have waived its right to renew, and the Lease Term shall expire at the expiration of the then current Renewal Term.

(c)                                  In addition to the foregoing, Lessee shall have the option to extend the term of this Lease on any Intent to Renew Date for the SBC Building or the Lakewood Building, (in either case either with or without the Eagle Way Building) together with the associated parking with respect thereto (a “Partial Renewal”). In the event Lessee desires to exercise its right to a Partial Renewal, Lessee shall, in its Notice to Renew, identify the Buildings and associated parking with respect to which it is exercising its right to renew. In the event of a Partial Renewal as to the SBC Building (whether with or without the Eagle Way Building), the monthly Base Rent payable for the applicable Renewal Term shall equal the monthly Base Rent that would have been payable for the applicable Renewal Term multiplied by a fraction, the numerator of which is the actual square feet of floor area of the Building or Buildings as to which this Lease is renewed and the denominator of which is the actual square feet of floor area of all the Buildings; and, in the event of a Partial Renewal only as to the Lakewood Building (whether with or without the Eagle Way Building), the monthly Base Rent payable for the applicable Renewal Term shall equal the monthly Base Rent that would have been payable for the applicable Renewal Term multiplied by twenty percent (20%).

(d)                                 The right of Lessee to extend the term of this Lease for any Renewal Term is contingent upon there not being any Lease Event of Default in existence on the date of Lessee’s exercise of such right or on the date that the Renewal Term commences.

Section 5.2.            Lease Provisions Applicable During Renewal.  All the provisions of this Lease shall be applicable during each Renewal Term (provided that, in the case of a Partial Renewal, the provisions of this Lease shall only apply to the extent applicable to the Building or Buildings and related areas as to which this Lease was renewed), and the number of Renewal Terms shall be correspondingly reduced.

ARTICLE 6.

LESSEE’S ACCEPTANCE OF PROPERTY, ENFORCEMENT OF WARRANTIES

Section 6.1.                                   Waivers.  The Property is demised and let by Lessor “AS IS” in its present condition, subject to (a) the rights of any parties in possession thereof, including existing tenants (other than rights, if any, granted by Lessor), (b) the state of the title thereto existing at the time of the commencement of the Lease Term (other than defects in, or exceptions to, title, if any, created by Lessor, but including liens created by the Mortgage and related debt documents and the Declaration), (c) any state of facts which an accurate survey or physical inspection might show, (d) all Applicable Laws, (e) any violations of Applicable Laws which may exist at the commencement of the Lease Term and (f) the presence of any Hazardous Materials at or under the Property or at or under any property in the vicinity of the Property. NONE OF LESSOR, LENDER OR ANY AFFILIATE THEREOF HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE VALUE.

HABITABILITY, COMPLIANCE WITH ANY PLANS AND SPECIFICATIONS, CONDITION, DESIGN, OPERATION, LOCATION, USE, DURABILITY, MERCHANTABILITY, CONDITION OF TITLE, OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF) FOR ANY PARTICULAR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND NONE OF LESSOR, ANY AFFILIATE THEREOF OR LENDER OR ANY DESIGNEE THEREOF SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR FOR THE FAILURE OF THE PROPERTY TO BE CONSTRUCTED IN ACCORDANCE WITH ANY PLANS AND SPECIFICATIONS THEREFOR, FOR THE COMPLIANCE OF THE PLANS AND SPECIFICATIONS FOR THE PROPERTY WITH APPLICABLE LAWS OR FOR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO OTHERWISE COMPLY WITH ANY APPLICABLE LAWS. It is agreed that Lessee or an Affiliate of Lessee has occupied the Property as tenant or owner immediately prior to entering into this Lease, has inspected the Property, is satisfied with the results of its inspections of the Property and is entering into this Lease solely on the basis of the results of its own inspections and all risks incident to the matters discussed in the preceding sentence. The provisions of this Article 6 have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, any Affiliate thereof or Lender, express or implied, with respect to the Property, that may arise pursuant to any law now or hereafter in effect, or otherwise, and specifically negating any warranties under the Uniform Commercial Code, as in effect in the State of Illinois.

Section 6.2.                                   Assignment of Warranties.  (a) Lessor hereby assigns and sets over to Lessee, and Lessee hereby accepts the assignment of, all of Lessor’s right, title, interest and estate in, to and under any and all warranties and other claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the construction, use and maintenance of the Property or any portion thereof now existing or hereafter acquired (excluding from such assignment any such warranties and claims which by their terms are not assignable by Lessor without loss of some or all of the benefits of such warranties or claims); provided, however, that Lessor shall have no obligations under, or liabilities with respect to, any such warranties and claims.

(b)                                 Lessor authorizes Lessee (directly or through agents) at Lessee’s expense to assert during the Lease Term, all of Lessor’s rights (if any) under any applicable warranty and any other claim that Lessee or Lessor may have against any dealer, vendor, manufacturer, contractor or subcontractor with respect to the Property or any portion thereof.

(c)                                  Lessor agrees, at Lessee’s expense, to cooperate with Lessee and take all other action necessary as specifically requested by Lessee to enable Lessee to enforce all of Lessee’s rights (if any) under this Section 6.2, such rights of enforcement to be exclusive to Lessee, and Lessor will not, during the Lease Term, amend, modify or waive, or take any action under, any applicable warranty or other claim that Lessee may have under this Section 6.2 without Lessee’s prior written consent.

Section 6.3.                                   Assignment of Existing Leases.  Provided that no Lease Event of Default shall have occurred and be continuing, Lessor hereby assigns and sets over to Lessee, and Lessee hereby accepts the assignment of, all of Lessor’s rights to collect rents and to otherwise enforce and all of Lessor’s obligations under all existing leases for space on the Property. Lessor authorizes Lessee to assign to one or more Affiliates the rights and obligations hereby assigned to Lessee under this Section 6.3 and authorizes Lessee or such assignee(s) (directly or through agents), at Lessee’s or such assignee’s expense, to assert during the Lease Term all of Lessor’s rights (if any) under any of such leases, and Lessor shall, at Lessee’s or such assignee’s expense, cooperate with Lessee or such assignee and take all other action reasonably necessary as specifically requested by Lessee or such assignee to enable Lessee or such assignee to enforce all of Lessor’s rights under such leases.

ARTICLE 7.

LIENS

Section 7.1.                                   Liens.  Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to (a) all or any part of the Property, title thereto or any interest therein; (b) this Lease or the leasehold interest created hereby; (c) the Rent, title thereto or interest therein; or (d) the rentals payable with respect to the subletting of the Property. Lessee shall promptly, but not later than sixty (60) days after receipt of notice of the filing thereof, at its own expense, take such action as may be necessary duly to discharge or eliminate or bond in a manner reasonably satisfactory to Lessor any such Lien (other than Permitted Liens); provided, however, that Lessee may contest any such Lien in good faith, upon satisfaction of the conditions contained in Section 8.6(c) (excluding clause (vii) thereof) with respect to Lessee’s right to contest Impositions. During the course of any such contest, Lessee need not discharge or bond such Lien provided that no action to foreclose the Lien has been brought in any judicial or quasi-judicial action and no Lease Event of Default is then continuing.

NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS CONSTITUTING THE CONSENT OR REQUEST OF LESSOR, EXPRESS OR IMPLIED, TO OR FOR THE PERFORMANCE BY ANY CONTRACTOR, LABORER, MATERIALMAN, OR VENDOR OF ANY LABOR OR SERVICES OR FOR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, ALTERATION, ADDITION, REPAIR OR DEMOLITION OF OR TO THE PROPERTY OR ANY PART THEREOF, WHICH WOULD RESULT IN ANY LIABILITY OF LESSOR FOR PAYMENT THEREFOR. NOTICE IS HEREBY GIVEN THAT LESSOR WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING AN INTEREST IN THE PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANICS OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO THE PROPERTY.

Notwithstanding the foregoing paragraph, Lessor agrees to reasonably cooperate with Lessee (without exposing its interest in the Property), at no cost to Lessor, to allow Lessee to perform alterations on the Property in accordance with Section 8.4.

ARTICLE 8.

USE; MAINTENANCE AND CAPITAL REPAIR; ALTERATIONS; COMPLIANCE WITH
LAWS; IMPOSITIONS AND OTHER CHARGES; LITIGATION

Section 8.1.                                   Use.  The Property may be used (“Permitted Use”) for any lawful purpose, other than (a) any use that would constitute a public nuisance or that would materially increase the risk of Lessor incurring liability under any Environmental Law, (b) any use that would make it impossible to obtain or would invalidate any insurance policy with respect to the Property that is required to be maintained hereunder, (c) any use that would involve the mining for or removal of any oil, gas or minerals on the Property or (d) any use that involves the storage, handling or processing of Hazardous Materials in violation of Applicable Law.

Section 8.2.                                   Maintenance.  (a) Except for Lessor Capital Repair Items as defined in Section 8.2(c), Lessee shall make and perform all day-to-day maintenance and repairs at the Property (including the Improvements). Such day-to-day maintenance and repair shall include by way of illustration and not limitation maintenance and repair of maintenance of the HVAC and mechanical systems of the Improvements, the retention pond, private roads, surface and deck parking lots, driveways and walkways and landscaping, as well as performing necessary snow removal and garbage collection. Lessee shall make all such repairs to the Property (including the Improvements) and shall keep the Property clean, neat, safe, sanitary, and in good order, repair and condition, including both the inside and the outside, and any equipment, facilities and fixtures owned by Lessor or Lessee therein, in all cases ordinary wear and tear excepted. Any service contracts entered into by Lessee with respect to Lessee’s maintenance obligations under this Section 8.2(a) shall be at Lessee’s sole cost.

Lessee shall also comply with an asbestos operations and maintenance plan adopted by Lessor as required by Lender with respect to certain asbestos issues on the Property identified in the Environmental Report prepared by Marlin Environmental, Inc. dated September 20, 2005 and referred to as Marlin Project #669, provided that such plan is provided to Lessee and reasonably acceptable to Lessee.

(b)                                 Lessor and Lessee anticipate that the items identified on Schedule 8.2 (the “Lessee Capital Repair Items”) may need repair and/or replacement during the Base Term, and Lessee shall repair and/or replace, as the case may be, such Lessee Capital Repair Items during the Lease Term (with the expectation that Lessee shall use commercially reasonable efforts to cause such items to be completed during the Base Term), provided that Lessee shall not be obligated to expend more than seven million dollars ($7,000.000) in the aggregate for the repair and/or replacement of all Lessee Capital Repair Items (including without limitation amounts heretofore incurred or expended for any Lessee Capital Repair Item) (the “Cost Limit”). Lessee has commenced and shall complete the repair or replacement of the Lessee Capital Repair Items identified with an asterisk on such Schedule. Lessee shall accomplish such other repairs and replacements of Lessee Capital Repair Items at such times and in such manner as Lessee determines are reasonable and prudent under the circumstances and taking into consideration the impact or potential interference with Lessee’s business, provided that Lessee shall cause such repairs and replacements to be done in a good and worker-like manner and in compliance with all Applicable Laws (subject to Lessee’s right to contest the applicability of any law or regulation).

Lessee shall from time to time notify Lessor of the Lessee Capital Repair Items that have been repaired or replaced and the cost thereof. In the event that any repair or replacement required to be performed and paid for by Lessee under this Section 8.2(b) shall not be completed prior to the end of the Term, Lessee shall assign to Lessor all contracts with respect thereto, and from time to time, Lessor shall submit accurate invoices (including reasonable supporting documentation) to Lessee showing the amounts expended by Lessor under such contracts, and Lessee shall reimburse or pay to Lessor such amount within ten (10) Business Days thereof, provided that in no event shall Lessee be obligated to pay more than the Cost Limit in the aggregate. If Lessee does not reimburse or pay Lessor within such ten (10) Business Day period, then such amount will bear interest from the end of such ten (10) Business Day period to the date so reimbursed or paid to Lessor at the Prime Rate.

In the event the aggregate cost of all work heretofore or hereafter performed or caused to be performed by Lessee with respect to the Lessee Capital Repair Items exceeds the Cost Limit (the amount of such excess from time to time, the “Excess”), from time to time Lessee shall submit accurate invoices (including reasonable supporting documentation) to Lessor showing the amounts expended or to be expended by Lessee, and Lessor shall reimburse or pay to Lessee for the Excess within ten (10) Business Days thereof. If Lessor does not reimburse or pay to Lessee within such ten (10) Business Day period, then Lessee upon notice to Lessor may from time to time set-off the amount owed by Lessor (together with interest at the Prime Rate on the amount not reimbursed from time to time, after giving effect to any set-off) against installments of Base Rent.

(c)                                  In addition to the Lessor’s obligation to reimburse or pay Excess amounts pursuant to Section 8.2(b) above, Lessor shall be responsible, at its cost, for any repair or replacement (of the whole or any major part) of any item of a capital nature a (“Capital Repair”) not identified on Schedule 8.2 (the “Lessor Capital Repair Items”), including without limitation the roofs (except to the extent included in the roof repairs currently being undertaken and identified on Schedule 8.2), foundations and footings of the Improvements. Lessee shall give Lessor written notice of any Lessor Capital Repair Item that Lessee has identified as needing repair or replacement (whether expected or unexpected), and Lessor shall promptly commence the repair or replacement thereof. Lessee shall allow Lessor and its representatives and agents reasonable access (subject to the limitations with respect to access by an Inspecting Party set forth in Section 15.1) to the Property to enable Lessor to evaluate the need for the repair or replacement identified by Lessee. If Lessor does not agree that any such Lessor Capital Repair Item is in need of repair or replacement or that such item is not a Capital Repair, then Lessor shall so notify Lessee in writing within ten (10) days of Lessor’s receipt of Lessee’s notice, including the reasons therefor. If Lessee and Lessor cannot reach agreement as to the repair or replacement of the Lessor Capital Repair Item in question or as to the nature of the repair (i.e. whether the repair of replacement constitutes a Capital Repair or an ordinary repair or maintenance), the parties shall submit the issue to Arbitration. The arbitrator shall determine whether a reasonable and prudent owner of a building comparable to the Improvements would make such repair or replacement and whether the repair of replacement constitutes a Capital Repair or an ordinary repair or maintenance. If it is determined that a reasonable and prudent owner of a building comparable to the Improvements would make such repair or replacement and the repair or replacement constitutes a Capital Repair, then Lessor shall, at its expense, cause such Capital Repair to be done. In the event Lessor does not make such Capital Repair, Lessee may do so, in which event Lessor shall reimburse Lessee for the cost thereof within ten (10) Business Days of Lessor’s receipt of an invoice therefor, together with reasonable back-up documentation, from Lessee. In the event that Lessor does not so reimburse Lessee, Lessee may from time to time set-off the amount owed by Lessor (together with interest on the unpaid amount from time to time outstanding at the Prime Rate, after giving effect to any set-off) against installments of Base Rent.

(d)                                 The provisions of this Section 8.2 shall not apply in the case of Casualty to or Condemnation of the Property, in which case the obligations of the parties shall be as provided in Article 12.

Section 8.3.  Declaration and Other Real Estate Documents.(1)  (a) Under the Purchase Contract, Lessor and Lessee contemplate entering into and recording the Declaration, and Lessor and Lessee may jointly from time to time thereafter determine that it is necessary or desirable to enter into and record other agreements with respect to the operation and management of or otherwise benefiting the Property (each of the Declaration and any such other agreement approved by Lessor and Lessee, a “Real Estate Document” and, collectively, the “Real Estate Documents”).

(b)                                 Lessee agrees that during the Lease Term, Lessee shall perform any obligations of Lessor under any Real Estate Document (including, without limitation, Lessor’s obligation to maintain the landscaping on the median strip of Lakewood Boulevard and to indemnify the Village, all as provided in that certain Landscape Easement and Maintenance Agreement dated December 6, 1989  between the Village of Hoffman Estates and Ameritech Properties Corporation), provided that, except for the maintenance of the landscaping on the median strip of Lakewood Boulevard, which Lessee shall perform on behalf of Lessor, Lessee shall only be required to perform any obligations under any Real Estate Document to the extent that Lessee is required to perform such obligations under this Lease.

(c)                                  Lessor agrees that Lessee may exercise from time to time the rights of Lessor as owner of the Property under any Real Estate Document, including without limitation the right to collect and retain for Lessee’s own account from any other party under any such Real Estate Document, or its tenant or other occupant of any property subject to such Real Estate Document, any amounts due for their share of any costs and expenses related to any obligation of Lessor under any Real Estate Document which is undertaken by Lessee under paragraph (b) above. The rights of Lessee under this paragraph (c) shall survive expiration or termination of this Lease as to both payment obligations and the rights of reimbursement for all or portions of amounts accrued or incurred by Lessee prior thereto and (in the case of indemnities and other rights) as to rights accrued as of the date of expiration or termination of this Lease.

(d)                                 Notwithstanding the foregoing, in exercising the rights of Lessor and performing the obligations of Lessor under any Real Estate Document, (i) Lessee shall not take any action which could result in either a violation of this Lease or have a material adverse effect on the Property, except to the extent required by any Real Estate Document, (ii) Lessee shall not encumber the Property by any lien for the payment of money which could survive expiration of

(1)                                  Subject to review upon completion of Declaration.

this Lease, subject to Lessee’s right to contest any such purported lien in accordance with the provisions of Section 7.1, (iii) Lessee shall not execute documents on behalf of Lessor (provided, however, that if Lessee tenders to Lessor any document required by any Real Estate Document or necessary or appropriate for Lessee to perform any obligation under any Real Estate Document, Lessor shall promptly execute and deliver such document in form and substance reasonably acceptable to Lessor and Lessee, and in the event of Lessor’s failure to do so, Lessee shall not be responsible for such failure and shall have no obligation to indemnify Lessor in respect thereof), and (iv) Lessee shall not consent to any action by any Affiliate of Lessee otherwise restricted by any Real Estate Document or waive any restriction applicable to any Affiliate of Lessee in any Real Estate Document on behalf of Lessor.

Section 8.4.                                   Alterations.  (a) At any time and from time to time, Lessee, at its sole cost and expense, may make (1) non-structural Alterations to the Properly; (2) structural Alterations to the Property costing, for each scope of work, as reasonably determined by Lessee, less than the Threshold Amount with prior notice to Lessor and Lender; and (3) structural Alterations costing, for each scope of work, as reasonably determined by Lessee, at or above the Threshold Amount after giving prior written notice to Lessor and Lender and obtaining Lessor’s and Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; provided that no Alteration (whether consent is necessary or not) shall (i) impair in any material respect the utility, remaining useful life or fair market value of the Property, in each case assuming that the Improvements are then being operated and maintained in accordance with this Article 8; (ii) create a violation of this Lease: (iii) increase in any material respect the risk of liability to Lessor, including any material risk of liability under any Environmental Laws; (iv) materially and permanently reduce the rentable square footage (as calculated in accordance with the methods of measuring rentable area as described in the Standard Method for Measuring Floor Area in Office Buildings, ANSI 765.1-1996, as promulgated by the Building Owners and Managers Association International) of the Improvements; (v) materially weaken, temporarily (other than during construction or repair of the structure) or permanently, the structure of the Improvements or any part thereof; or (vi) reduce the permitted uses of the Improvements under applicable zoning or land use laws so as to reduce the fair market value of the Property. Notwithstanding the requirements for notice and consent set forth above, Lessee may, in good faith, make any repairs (structural or non-structural) required by virtue of an emergency without satisfying any otherwise applicable notice and/or consent requirement, provided Lessee notifies Lessor of such repair (to the extent otherwise required) as promptly as is reasonably practical after the emergency.

(b)                                 Every Alteration shall comply with the following terms (which compliance shall be at Lessee’s sole cost and expense): (i) except (unless required by Applicable Law) for Alterations costing less than the Threshold Amount for each scope of work, as reasonably determined by Lessee, the Alteration shall be made (x) in accordance with plans and specifications (copies of which shall be delivered to Lessor and Lender prior to construction) prepared by a certified architect or civil engineer who shall be licensed in the appropriate jurisdiction to the extent required for the filing of any plans in connection with such Alteration (which architect may be an employee of Lessee or its Affiliates) and (y) under the supervision of such architect or engineer or other reasonably capable person; (ii) the structural integrity of the existing Improvements shall not be impaired upon completion of such work; (iii) Lessee shall obtain any licenses, approvals or permits required (including final approvals), copies of which shall be delivered to Lessor and the Lender upon written request by such party; and (iv) such Alterations shall not encroach upon any adjacent premises. Lessor agrees to cooperate with Lessee (at no cost to Lessor) in signing permit applications and similar documents to the extent required for any Alteration. Lessee shall submit such applications or similar documents to Lessor and Lender to the extent Lessor’s and Lender’s approval is required for the subject Alteration. Lessee may execute such applications or similar documents on behalf and (if necessary) in the name of Lessor for all Alterations for which Lessor’s consent is not required and for Alterations for which Lessor’s and Lender’s consent is required and has been granted if Lessor has not executed such documents within ten (10) days of Lessee’s request therefor. Lessee shall promptly furnish Lessor with copies of all documents Lessee has signed on behalf of Lessor. Nothing herein shall be deemed to impose any liability or responsibility on Lessor for performance or payment of any Alteration. Lessee shall indemnify, defend and hold harmless Lessor from and against any Claim asserted against or costs incurred by Lessor arising out of the foregoing pursuant to the terms of Section 19.1. In connection with any Alteration, Lessee shall perform and complete all work promptly and in a good, worker-like manner in compliance with Applicable Laws (subject to Lessee’s right to contest the applicability thereof) and the plans and specifications submitted to Lessor and Lender, if applicable. Lessee shall maintain or cause to be maintained at all times during construction builder’s all risks insurance and comprehensive general liability insurance required under this Lease naming Lessor and Lender as loss payees as their interests may appear under such property insurance and as additional insureds under such liability insurance. Lessee shall provide “as-built” plans to Lessor and Lender for any structural Alteration for which Lessee has “as-built” plans prepared. If Lessee does not have “as-built” plans prepared for any Alteration, Lessee shall provide to Lessor and Lender copies of such plans, if any, submitted to the Village in connection with Lessee’s application for any necessary permits.

(c)                                  With respect to such structural Alterations for which Lessee must obtain the consent of Lessor and Lender pursuant to the terms of this Lease, Lessor and Lender shall each have fifteen (15) Business Days after Lessee’s delivery of its request for consent (WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS WILL RESULT IN DEEMED CONSENT UPON FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER A “FAILURE TO RESPOND” SECOND NOTICE), together with preliminary drawings and specifications for such Alterations, within which Lessor and Lender, as the case may be, may grant or not grant Lessee’s request for consent. If Lessor or Lender, as the case may be, shall not have responded to Lessee within such 15-Business Day period, Lessee may give a second notice WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED CONSENT. If Lessor or Lender, as the case may be, shall not, within five (5) Business Days after such second notice, notify Lessee that such consent will not be granted, such consent shall be deemed to have been granted. Whether or not the Alteration is approved, all reasonable out-of-pocket costs of review incurred by Lessor (including any such costs attributable to Lender) shall be paid by Lessee within thirty (30) days of receipt of an invoice therefor. In the event Lessor and Lessee cannot agree as to whether Lessor unreasonably withheld its consent to a proposed Alteration, the parties shall submit such dispute to Arbitration.

(d)                                 Lessor covenants and agrees that its debt documents will contain provisions that require Lender to acknowledge and agree to be bound by the provisions set forth in subsections (a), (b) and (c) of this Section 8.4.

(e)                                  Title to Alterations shall without further act vest in Lessor and shall be deemed to constitute a part of the Property and be subject to this Lease if (i) such Alteration is in replacement of or in substitution for a portion of the Improvements as of the date hereof, (ii) such Alteration is required to be made pursuant to the terms of Section 8.2 or (iii) such Alteration is Nonseverable. Lessor and Lender shall notify Lessee in their consent to any Alteration as to whether such Alteration must be removed upon termination of this Lease.  In the event Lessor and Lender are deemed to have consented to any Alteration, Lessee shall not be required to remove such Alteration.

(f)                                    If an Alteration is not within any of the categories set forth in Section 8.4(e), then title to such Alteration shall vest in Lessee and such Alteration shall be removed by Lessee to the extent required under Article 10 hereof.  All Alterations to which title shall vest in Lessee as aforesaid, and all Lessee’s Equipment and Personalty, so long as removal thereof shall not result in the violation of any Applicable Law or this Lease, may be removed at any time by Lessee, provided that Lessee shall, at its expense, repair any damage to the Property caused by the removal of any such Alteration.

Section 8.5.                                   Compliance with Law; Environmental Compliance.  (a) Lessee, at Lessee’s expense, shall comply, and shall use it best efforts to cause its subtenants and other users of the Property to comply, in all Material respects at all times with all Applicable Laws, including Environmental Laws.

(b)                                 Lessee shall notify Lessor and Lender promptly if Lessee (i) becomes aware of the presence or Release of any Hazardous Materials at, on, under, emanating from or migrating to the Property which could reasonable be expected to violate in any material respect any Environmental Law or give rise to any Material liability under any Environmental Law, provided that Lessee shall not have any obligation to investigate the Property for any such presence or Release of Hazardous Materials and none of Lessee’s employees shall be deemed to have knowledge of the Environmental Laws applicable to the Property or what would constitute a violation thereof, or (ii) receives any written notice, claim, demand, material request for information or other material communication from a Governmental Authority regarding the presence or Release of any Hazardous Material at, on, under, within, emanating from or migrating to the Property or related to the Property which could reasonably be expected to violate in any material respect any Environmental Law or give rise to any Material liability.

Section 8.6.                                   Payment of Impositions.  (a) Lessee shall pay or cause to be paid all Impositions due and payable during the Lease Term or payable as provided in Section 8.7, before any fine, penalty, premium, further interest (except as provided in Section 8.6(b)) or cost may be assessed or added for nonpayment, such payments to be made directly to the taxing authorities where feasible. If requested, Lessee shall deliver to Lessor and the Lender copies of receipts, canceled checks or other documentation reasonably satisfactory to Lessor and Lender evidencing payment of Impositions to the extent Lessee maintains such documentation as part of its customary retention policy; provided, however, that Lessee shall maintain in its records evidence of payment of real estate taxes for a period of no less than four (4) years.

(b)                                 If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (regardless whether interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same in installments, and in such event Lessee shall pay only those installments that become due and payable during the Lease Term or, as provided in Section 8.7, relate to the Lease Term, as the same become due and before any fine, penalty, premium, further interest or cost may be assessed or added thereto. The foregoing provisions shall not be applicable to general real estate taxes which are payable in two installments each year.

(c)                                  Notwithstanding the foregoing, Lessee shall have the right to contest any Imposition, subject to the following: (i) such contest shall be at Lessee’s sole cost and expense; (ii) such contest shall be by appropriate legal proceedings conducted in good faith and with due diligence; (iii) such contest will operate to suspend the collection of, or other realization upon, such Imposition, from any Property or other interest of Lessor or Lender, or from any Rent (and will not otherwise adversely affect Lessee’s obligation to pay, and Lessor’s right to receive, Rent); (iv) such contest will not otherwise adversely affect Lender’s lien on any Property or Lessor’s right to any Property (for purposes hereof, “adversely affect” being deemed to mean that such lien or Lessor’s right would be subject to reasonable likelihood of extinguishment); (v) such contest will not materially and adversely interfere with the possession, use or occupancy or sale of the Property; (vi) such contest will not subject Lessor or Lender to any civil (other than for the amounts being contested and related interest, penalties, costs and expenses) or criminal liability; (vii) Lessee shall not postpone the payment of any Imposition for such length of time as shall permit the Property to become subject to a lien created by such item being contested that is prior to the lien of the Mortgage (other than a lien for real property taxes which are already a first lien); and (viii) no Lease Event of Default shall then be existing.  Lessee shall pay any Imposition (and related costs) promptly after forgoing any contest or after receipt of a final non-appealable adverse judgment.

Section 8.7.                                   Adjustment of Impositions.  Impositions with respect to the Property for a billing period during which Lessee’s obligation to indemnify Lessor pursuant to this Lease expires or terminates as to the Property shall be adjusted and prorated on a daily basis between Lessor and Lessee, whether or not such Imposition is imposed before or after such expiration or termination of this Lease, and Lessee’s and Lessor’s obligation to pay its pro rata share thereof shall survive such expiration or termination (to the extent, with respect to Lessor, it is obligated to reimburse Lessee for Impositions paid by Lessee for periods after expiration of the Lease Term). Lessee acknowledges that at closing under the Purchase Contract, no credit was given to Lessor for accrued real estate taxes, in consideration for Lessee’s agreement to pay accrued real estate taxes through the termination of the Lease. Thus, in the year in which the Lease Term terminates, and promptly after the final real estate tax bill for that tax year is received by Lessor. Lessor will calculate Lessee’s obligation for real estate taxes through the termination date and submit an invoice and a copy of the tax bill to Lessee. Lessee will be obligated to pay to Lessor the amount so determined. Lessor acknowledges that Lessee may bring any tax certiorari or other actions for refunds of Impositions or adjustments of Impositions for which Lessee is liable under this Lease or relating to periods prior to the commencement date of the Lease Term and Lessee shall be entitled to all such refunds, provided that Lessee shall take no such action which could increase any Imposition for a period after the expiration of this Lease. During the Lease Term, Lessor agrees to cooperate with Lessee in such proceedings, at no cost to Lessor.

Section 8.8.                                   Utility Charges.  Lessee shall pay or cause to be paid, directly to the party entitled thereto, all charges for electricity, power, gas, oil, water, telephone, sanitary sewer services and all other utilities used in or on the Property prior to and during the Lease Term, and such obligation on the part of Lessee shall survive the expiration or earlier termination of this Lease until all such outstanding balances for services rendered prior to or during the Lease Term have been paid. Any refunds of such charges attributable to the Lease Term or the period prior to the commencement of the Lease Term shall be the property of Lessee, and Lessor shall pay the same to Lessee promptly upon its receipt thereof. Lessee shall have the right to select all service providers for the Property. Lessor shall not be entitled to charge any fees associated with Lessee’s acquisition and/or use of utilities.

Section 8.9.                                   Litigation; Zoning; Joint Assessment.  Lessee shall give prompt written notice to Lessor and Lender of any litigation or governmental proceedings pending or threatened against Lessee or the Property of which Lessee has Actual Knowledge, which could reasonably be expected to materially adversely affect the condition of the Property. Lessee shall not initiate any zoning reclassification for the Property, or any portion thereof, or seek any variance under any existing zoning ordinances or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other Applicable Law. Lessee shall not initiate any proceeding to cause the Property to be jointly assessed with any other property or with any personal property of Lessee, or take any other action or initiate any proceeding which might cause the personal property of the Lessee to be taxed in a manner whereby such taxes or levies could be assessed against the Property.

ARTICLE 9.

INSURANCE

Section 9.1.                                   Coverage.  (a) Lessee shall maintain insurance of the types and in the amounts set forth on Schedule 9.1 attached hereto and made a part hereof, including without limitation a policy or policies of (i) commercial general liability insurance with respect to the Property, with Lessor and Lender named as additional insured parties on such policy or policies, and (ii) property insurance with respect to the Property, with Lessor and Lender named as loss payees as their interests may appear, all in forms and amounts as set forth in Schedule 9.1.

(b)                                 Nothing in this Article 9 shall prohibit Lessee from maintaining, at its expense, commercial general liability and or property insurance on or with respect to the Property naming Lessee as insured and/or loss payee in amounts greater than the insurance required to be maintained under this Section 9.1 or any other insurance with respect to the Property (including rent interruption insurance) naming Lessee as insured and/or loss payee thereunder, unless such insurance would conflict with or otherwise limit the availability of or coverage afforded by insurance required to be maintained under this Section 9.1. Nothing in this Section 9.1 shall prohibit Lessor from maintaining, at its expense, other insurance on or with respect to the Property or the operation, use and occupancy of the Property, unless such insurance would conflict with, cause Lessor to be a coinsurer or otherwise limit or adversely affect Lessee’s ability to obtain, or the cost of, the insurance required to be maintained by Lessee under Section 9.1(a).

(c)                                  Copies of any certificates of insurance required to be delivered under Schedule 9.1 shall be delivered to Lessor and Lender at the same time.

(d)                                 In the event of Lessee’s failure to obtain or maintain the insurance called for under this Lease after notice and applicable grace, Lessor shall have the right, together with Lessor’s other remedies set forth herein, to obtain the policies of insurance required under this Lease and to bill Lessee for the premium payments therefor, together with interest at the Default Rate. Lessor shall have no obligation to maintain insurance of any nature or type whatsoever.

(e)                                  Each insurance policy required to be carried by Lessee under this Lease shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or omission of Lessor or Lessee which might, absent such provision, result in a forfeiture of all or a part of such insurance payment.

(f)                                    Lessee shall comply with all insurance requirements applicable under any insurance policies required to be maintained under this Lease.

(g)                                 To the extent that (i) any insurance policy maintained by Lessee pursuant to this Lease has a deductible as between Lessee and the insurance company and Lessor is entitled to insurance proceeds with respect to a claim thereunder or (ii) Lessee maintains any of its insurance through a captive insurance company and such company fails for any reason to pay a claim thereunder with respect to which Lessor is entitled to insurance proceeds, then in either such case, as between Lessor and Lessee, Lessee shall be responsible to cover such deductible or pay such claim.

ARTICLE 10.

RETURN OF PROPERTY TO LESSOR

Section 10.1.                             Return of Property to Lessor.  (a) Lessee shall, upon the expiration or termination of this Lease, at its own expense, return the Property to Lessor by surrendering the same into the possession of Lessor (i) free and clear of all Liens (whether by payment or bonding), other than (A) Lessor Liens, (B) any Lien created by the Mortgage and related debt documents, (C) Liens for taxes not yet due and payable subject to Lessee’s obligations under Sections 8.6(b) and 8.7, (D) Liens and Impositions being contested in accordance with the provisions of Section 7.1 or 8.6(c), as the case may be, and (E) other Permitted Liens (other than this Lease and any assignment of this Lease), and (ii) in compliance with the maintenance conditions required by this Lease.

(b)                                 All Alterations and Lessee’s Equipment and Personalty not removed by Lessee by the last day of the Lease Term (but in the event of a termination other than upon the expiration of the Base Term or any Renewal Term, within thirty (30) days after said termination of this Lease), other than those Alterations as to which title shall vest in Lessor pursuant to Section 8.4. shall be deemed abandoned in place by Lessee and shall become the property of Lessor. Lessee shall pay or reimburse Lessor for any reasonable, actual, out-of-pocket costs incurred by Lessor in connection with the removal or disposal of such of Lessee’s Equipment and Personalty so relinquished, which obligation shall survive the expiration or termination of this Lease. In no event shall Lessee be required to remove or pay for the removal of any built in, permanent fixtures or improvements existing on, or within, the Property as of the date of this Lease, any raised computer floors built during the Lease Term, any other Alterations made in compliance with the terms of this Lease or any cabling or wiring (or similar property) now or hereafter located on or in the Property.

(c)                                  Upon the return of the Property to Lessor, Lessee shall also deliver (i) all transferable licenses and permits pertaining to the Property by general assignment, without warranty or recourse; (ii) as built-drawings, including plans for HVAC, mechanical and electrical systems, to the extent in Lessee’s possession and not previously delivered to Lessor; (iii) available keys to the Property; (iv) a general assignment of all subleases existing on the date hereof or entered into in accordance with the terms of this Lease; and (v) to the extent assignable, a general assignment, without warranty or recourse, of all maintenance contracts (to the extent required by Lessor) and existing warranties applicable to the Property, specifically including without limitation all roof warranties acknowledged by the provider thereof.

(d)                                 Lessee agrees to reasonably cooperate with Lessor and its representatives to effectuate a smooth transition of the operation and maintenance of the Property. Notwithstanding anything in this Lease to the contrary and provided that Lessee surrenders the Property upon the expiration or termination of this Lease in compliance with all Applicable Laws and the terms of this Lease, the failure to remove any of Lessee’s Alterations or Lessee’s Equipment and Personalty in accordance with the provisions hereof shall not result in Lessee being deemed a holdover tenant hereunder.

ARTICLE 11.

ASSIGNMENT BY LESSEE

Section 11.1.                             Assignment by Lessee.  (a) So long as no Lease Event of Default has occurred and is continuing, Lessee may, at Lessee’s sole expense and without the consent of Lessor, assign this Lease (in whole but not in part) for a period that does not extend beyond the then applicable Lease Term (including any Renewal Term as to which Lessee has exercised its right to renew under Section 5.1), to any Person, provided, however, that any such Person or other Person is not (i) a tax-exempt entity (within the meaning of Section 168(h) of the Code) or (ii) a debtor or debtor-in-possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the assignment. For purposes hereof, an assignment shall include a merger or consolidation of Lessee. Any assignee shall assume in writing any obligations of Lessee arising from and after the effective date of the assignment, provided, however, that no such assignment shall become effective until (i) a fully executed copy of an assignment and assumption agreement shall have been delivered to Lessor and Lender and (ii) such assignee shall have executed such instruments and other documents and provided such further assurances as Lessor and Lender shall reasonably request to ensure that such assignment is subject to the Mortgage and any related debt documents. Furthermore, no such assignment and assumption agreement shall permit the assignee to exercise any right to renew this Lease without the prior written consent of Lessee. Lessee shall provide written notice to Lessor and Lender of any assignment of this Lease, together with an executed copy of the agreement of assignment and assumption, within thirty (30) days after the execution thereof.

(b)                                   Notwithstanding any assignment provided for in Section 1l.l(a), Lessee shall not be released from its primary liability hereunder and shall continue to be obligated for all obligations of “Lessee” in this Lease, which obligations shall continue in full force and effect as obligations of a principal and not of a guarantor as though no assignment had been made. Furthermore, in the event of any such assignment, the Parent Guarantor shall not be released from it obligations under the Parent Guaranty.

(c)                                    Lessee shall not mortgage, pledge, hypothecate or otherwise collaterally assign in any manner or nature whatsoever Lessee’s interest under this Lease in whole or in part without Lessor’s prior written consent.

ARTICLE 12.

LOSS; DESTRUCTION; CONDEMNATION OR DAMAGE

Section 12.1.                              Destruction of the SBC Building, the Eagle Way Building and/or the Lakewood Building.  (a) Subject to the immediately succeeding sentence and payment to Lessor of the full replacement cost insurance proceeds, if any of the SBC Building, the Eagle Way Building or the Lakewood Building (or any parking structure) is totally or partially damaged or destroyed by Casualty, Lessor shall restore such Building or parking structure to the same condition as existed immediately prior to such Casualty. If (i) the Casualty results in damage to a Building or parking structure which will take in excess of (A) twelve (12) months from the beginning of restoration to restore (as reasonably determined by an independent registered architect engaged by Lessor who will certify to Lessor and Lessee as soon as practicable, but in any event within forty-five (45) days after the Casualty the amount of time needed to restore) the

Building or parking structure to the same condition as existed immediately prior to such Casualty, using standard working methods, and such Casualty occurs at any time during the then current Lease Term, or (B) three (3) months from the beginning of restoration to restore (as reasonably determined by such architect in the same manner as in clause (A) above) the Building or parking structure to the same condition as existed immediately prior to such Casualty and such Casualty occurs during the last eighteen (18) months of the then current Lease Term; or (ii) the repair, restoration or reconstruction is prohibited by any zoning ordinance, building code or other Applicable Law, which in Lessor’s commercially reasonable determination, makes the rebuilding of the Building or parking structure not economically viable, then Lessor may elect to terminate this Lease upon giving notice of such election in writing to Lessee within sixty (60) days after the occurrence of the Casualty, which notice shall specify a proposed termination date not earlier than the later of (x) one hundred and twenty (120) days after the Casualty and (y) sixty (60) days after the date of the notice. In the event that the Casualty only affects the rebuilding or restoration of the Eagle Way Building and/or the Lakewood Building, but not the SBC Building, and Lessor determines that it is not economically viable to restore or rebuild the Eagle Way Building and/or the Lakewood Building, as the case may be, then Lessor may elect to terminate this Lease in part solely as the Eagle Way Building and/or the Lakewood Building, as the case may be, by giving written notice of such election to Lessee within sixty (60) days after the occurrence of the Casualty, which notice shall specify a proposed partial termination date not earlier than the later of (x) one hundred and twenty (120) days after the Casualty and (y) sixty (60) days after the date of the notice.

(b)                                 If Lessor is required or elects to repair, restore or rebuild as herein provided (but subject to Lessee’s right to terminate in certain circumstances as set forth in Section 12.2 below), Lessor shall commence the repair, restoration or rebuilding thereof within ninety (90) days after such Casualty (subject to delays in the adjustment of insurance and receipt of necessary permits from the Village) and shall substantially complete such restoration, repair or rebuilding of the Property or the applicable Building, as the case may be, to the same condition as existed immediately prior to the Casualty as promptly as practicable after the commencement thereof. In such event, this Lease will remain in full force and effect, and Lessee shall be bound by the terms hereof, including the obligation to pay Rent, subject to the provisions of Article 13.

(c)                                  If Lessor elects to terminate this Lease (whether in part or in whole) by notice as provided above, such termination shall be effective on the proposed termination date specified in the notice provided to Lessee, provided that Lessee shall have the right, upon written notice to Lessor to elect an earlier termination date, not earlier than thirty (30) days after receipt of such notice. In such event, Lessee shall be obligated to pay to Lessor the Rent accrued to the effective date of such termination, which obligation shall survive such termination, for the portion of the Property as to which this Lease was terminated.

Section 12.2.                             Lessee’s Right to Terminate.  (a) If (i) the architect determines in accordance with Section 12.1 above that the Casualty resulted in damage to all or a substantial part of the SBC Building or the Lakewood Building which will take in excess of (x) twelve (12) months from the beginning of restoration to restore such Building to the same condition as existed immediately prior to the Casualty and the Casualty occurs at any time during the Lease Term or (y) three (3) months from the beginning of restoration to restore such Building to the same condition as existed immediately prior to the Casualty and the Casualty occurs during the last eighteen (18) months of the then current Lease Term, but Lessor does not elect to terminate this Lease, or (ii) as a result of a Casualty to the SBC Building or the Lakewood Building, Lessee must either (A) cease its operations at such Building for a period of nine (9) months or more, (B) move a Substantial Portion of its operations from such Building or relocate a Substantial Percentage of its employees from such Building to another location not on the Property for a period of nine (9) months or more or (C) lay off a Substantial Percentage of its employees for a period of nine (9) months or more (any of the foregoing Casualties described in clause (i) or (ii), a “Substantial Casualty”), then Lessee may elect to terminate this Lease in whole or, if applicable, as to the Lakewood Building, upon giving notice of such election in writing to Lessor within seventy-five (75) days after Lessee is notified in writing of the architect’s determination as to the time required to restore such Building or Lessee determines that a Substantial Casualty under clause (ii) above has occurred, which notice shall specify a termination date not earlier than sixty (60) days after the date of the notice. Notwithstanding the foregoing, if a Substantial Casualty affects only the Lakewood Building or is a Substantial Casualty as to the Lakewood Building but is not a Substantial Casualty as to the SBC Building, then Lessee may only terminate this Lease in part as to the Lakewood Building and not as to the SBC Building (which Lessor shall be obligated to restore pursuant to Section 12.1). If Lessee fails to timely provide such notice, Lessee shall be deemed to have waived its right to terminate this Lease, in which event this Lease shall remain in full force and effect and Lessee shall be obligated to pay the Rent during the period of repair, restoration or rebuilding, provided that any rent interruption insurance proceeds shall be payable solely to Lessee.

(b)                                 If Lessor elects to rebuild the Property but Lessee elects to terminate this Lease in whole or in part pursuant to Section 12.2(a), then Lessee shall pay to Lessor the excess, if any, of the discounted Present Value of the Rent that would otherwise become due for the Property (or the portion thereof as to which this Lease was terminated) for the period of time commencing on the date of termination or partial termination of this Lease and ending on the last day of the then current Lease Term over the discounted Present Value of the Fair Market Rent that Lessor can reasonably be expected to collect after restoration of the Property (or portion thereof) through the end of the then current Lease Term (assuming reasonable periods of time to prepare plans, secure permits and rebuild the Property (or such portion thereof) substantially to its condition prior to the Casualty and to market and re-lease the Property (or such portion thereof) to another tenant or tenants, all as determined pursuant to Section 12.2(c)). If Lessee terminates this Lease only as to a portion of the Property, then, in addition to the payment provided for above but subject to Section 13.1, Lessee’s obligation to pay Rent as to the portion of the Property as to which this Lease shall remain in effect shall continue unabated, provided that any rent interruption insurance proceeds shall be payable solely to Lessee.

(c)                                  If Lessor and Lessee cannot agree on the discounted Present Value of the Fair Market Rent that Lessor could reasonably be expected to collect after restoration of the Property (or portion thereof), such discounted Present Value of the Fair Market Rent will be determined by appraisal in accordance with the Appraisal Procedure. The period of time required to rebuild the SBC Building, the Eagle Way Building and/or the Lakewood Building, as the case may be, will be determined by two independent registered architects, one selected by Lessor and one selected by Lessee, assuming the reasonably prompt and efficient engagement of and work by architects, contractors and others necessary to rebuild such Building or Buildings. The period of time that it would take to re-lease such Building or Buildings after the reconstruction and/or repair thereof will be determined by two independent commercial real estate brokers, one selected by Lessor and one selected by Lessee, and each familiar with properties similar to the Property and with the commercial lease market in the area. The determinations of such architects and brokers shall be binding on the parties. If such architects or brokers cannot agree on the period of time to rebuild or re-lease such Building or Buildings, as the case may be, within twenty (20) Business Days after the their appointment, then a third architect or broker, as the case may be, shall be selected by the two other architects or brokers, as applicable or, failing agreement as to such third architect or broker within thirty (30) Business Days after the appointment of the others, by the American Arbitration Association office in Chicago, Illinois. The determinations of the relevant periods of time of the three architects or brokers, as the case may be, shall be made within twenty (20) Business Days of the appointment of the third such Person; such three time periods shall be averaged and such average time period shall be the time period required to rebuild or re-lease the applicable Building or Buildings, as the case may be, provided that if any one of the three determinations diverges from such average by ten percent (10%) or more, that determinations shall be discarded and the average of the remaining two determinations shall be the applicable time period binding on the parties. The fees and expenses of the architect and broker appointed by a party shall be paid by such party; the fees and expenses of a third architect or broker shall be divided equally between the two parties. Lessee shall be released from any and all obligations hereunder arising from and after such termination, other than the obligation to pay such discounted present value of the Rent.

Section 12.3.                             Condemnation.  (a) In the event of a Total Taking of the Property, the Lease Term shall terminate upon the earlier of delivery of possession of the Property to the condemning authority or the effective date of the taking and Lessee shall be obligated to pay to Lessor the sum of (i) the Base Rent accruing to the date of termination, plus (ii) after determination of the amount of the Award attributable to the discounted Present Value of the Fair Market Rent as provided in paragraph (d) below, the amount, if any, required to be paid by Lessee under paragraph (e) below.

(b)                                 If a Minor Condemnation occurs, Lessor shall repair and restore the Property (including any parking structures), to the extent practicable and as provided in this Section 12.3, to the condition as existed immediately prior to the Minor Condemnation and shall use the Award to pay the costs thereof. Notwithstanding the occurrence of a Minor Condemnation, the obligation of Lessee to pay scheduled Rent to Lessor shall continue subject to Section 13.1, and Lessee shall be entitled to any rent interruption insurance proceeds payable in connection therewith and the amount of the Award payable to Lessee pursuant to paragraph (c) below.

(c)                                  Any award, compensation or damages (the “Award”) for a Minor Condemnation or a Total Taking shall be paid to and be the sole property of Lessor whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Property or otherwise, and Lessee hereby assigns to Lessor all of Lessee’s right, title and interest in and to any and all of the Award; provided that, to the extent the Award would not diminished, Lessee shall have the right to make a separate claim against the condemning authority (but not Lessor) for such compensation as may be separately awarded or recoverable by Lessee for moving, if a separate award for such items is made to Lessee; and provided further that Lessee shall have an independent right to make a claim for any Condemnation of Lessee’s Equipment and Personalty. Any portion of the Award that is not required to be expended by Lessor for repairing or restoration shall be retained by Lessor as Lessor’s sole property.

(d)                                 The amount of any Award payable to Lessor on account of a Total Taking (not including any separate award payable to Lessee for moving or for condemnation of Lessee’s Equipment and Personalty) that is attributable to the Fair Market Rent that would be payable for the remainder of the then current Lease Term shall be ascertained through the Appraisal Procedure and such amount shall be discounted to the Present Value thereof.

(e)                                  If the discounted Present Value of the Rent that would have become due from the date of termination of this Lease to the end of the then current Lease Term exceeds the amount of the award attributable to the discounted Present Value of the Fair Market Rent as determined under paragraph (d) above, Lessee shall pay to Lessor, within ten (10) Business Days after the determination thereof, the amount of such excess. If the amount of the Award attributable to the discounted Present Value of the Fair Market Rent as determined under paragraph (d) above exceeds the discounted Present Value of the Rent that would have become due hereunder, Lessee shall not make any additional payment to Lessor and Lessor shall not have any obligation to remit any portion of the Award to Lessee.

ARTICLE 13.

REDUCTION OF RENT

Section 13.1.                             Reduction of Rent.  If (a) after any repair, restoration or rebuilding required to be undertaken by Lessor as a result of a Casualty or Minor Condemnation or (b) as a result of Lessor’s or Lessee’s termination of this Lease only as to one or two Buildings (and the related parking) as a result of a Casualty, there is a permanent reduction in the rentable square feet of the Property available to or occupied by Lessee, then the Base Rent shall be proportionately reduced from the date of determination of such permanent reduction through the end of the Lease Term. The proportionate reduction shall be computed on the basis that the rentable square feet of the Property from time to time available to Lessee after the Casualty or Minor Condemnation or partial termination of this Lease bears to the aggregate rentable square feet of the Property prior to the Casualty or Minor Condemnation or partial termination of this Lease. Any reduction in Rent shall become effective as of the determination of such permanent reduction. To the extent Lessee shall have paid any Base Rent for any period after such determination of permanent reduction in an amount which did not take into account the applicable reduction in Base Rent pursuant to this Section 13.1, Lessor shall remit the excess payment to Lessee and if Lessor does not pay Lessee the amount thereof, Lessee may offset such amount, together with interest thereon at the Prime Rate, against future Rent payments due hereunder.

ARTICLE 14.

SUBLEASE

Section 14.1.                             Subleasing Permitted; Lessee Remains Obligated.  Provided that no Lease Event of Default shall have occurred and be continuing at the time the sublease is entered into, upon fifteen (15) days’ prior written notice to Lessor and Lender (including subleases to Affiliates or other Persons in which Lessee has an ownership interest (“Related Persons”)),

Lessee may at any time and from time to time, directly or indirectly through one or more Affiliates or Related Persons, sublease the Property or any portion or portions thereof to any Person or permit the occupancy of the Property or any portion or portions thereof by any Person who is not a debtor or debtor-in-possession in a voluntary or involuntary bankruptcy proceeding at the commencement of the sublease term. No such sublease, sub-sublease, license, occupancy agreement or similar agreement (each, a “Sublease”) shall release Lessee from its primary liability for the performance of its duties and obligations hereunder, and Lessee shall continue to be obligated for all obligations of “Lessee” in this Lease, which obligations shall continue in full effect as obligations of a principal and not of a guarantor, as though no Sublease had been made. From time to time, but in no event more than once per quarter, upon Lessor’s request, Lessee shall forward to Lessor the names, businesses and square footage leased (or location) of all subtenants (other than Affiliates or other Related Persons).

Section 14.2.                             Provisions of Subleases.  Each Sublease will (a) be expressly subject and subordinate to this Lease and any mortgage (including the Mortgage) encumbering the Property; (b) not extend beyond the Lease Term minus one day; and (c) terminate upon any termination of this Lease, unless with respect to clauses (b) and (c) above, Lessor elects in writing (which election must be consented to by Lender), to cause the sublessee to attorn to and recognize Lessor as the lessor under such Sublease, whereupon such Sublease shall continue as a direct lease between the sublessee and Lessor upon all the terms and conditions of such Sublease (it being agreed that all Subleases with Affiliates or other Related Persons of Lessee shall automatically terminate upon termination of this Lease). With respect to any consent to be provided by Lender pursuant to this Section 14.2, Lender shall have fifteen (15) Business Days after Lessee’s delivery of its request for consent (WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS WILL RESULT IN DEEMED CONSENT UPON FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER A “FAILURE TO RESPOND” SECOND NOTICE), within which Lender may grant or not grant Lessee’s request for consent. If Lender shall not have responded to Lessee within such 15-Business Day period, Lessee may give a second notice WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED CONSENT. If Lender shall not, within five (5) Business Days after such second notice, notify Lessee that such consent will not be granted, such consent shall be deemed to have been granted.

Section 14.3.                             Assignment of Sublease Rents.  To secure the prompt and full payment by Lessee of the Rent and the faithful performance by Lessee of all the other terms and conditions herein contained on its part to be kept and performed, Lessee hereby assigns, transfers and sets over unto Lessor, subject to the conditions hereinafter set forth in this Section 14.3, all of Lessee’s right, title and interest in and to all Subleases, and hereby confers upon Lessor, its agents and representatives, a right of entry in, and sufficient possession of, the Property to permit and ensure the collection by Lessor of the rentals and other sums payable under the Subleases, and further agrees that the exercise of the right of entry and qualified possession by Lessor shall not constitute an eviction of Lessee from the Property or any portion thereof; provided, however, that Lessee shall continue to have the right to collect, use, enjoy and distribute all Sublease revenue (a) except during the continuance of a Lease Event of Default, (b) until this Lease and the Lease Term shall be terminated pursuant to the terms hereof or (c) until there occurs repossession under a dispossess warrant or other judgment, order or decree of a court of competent jurisdiction and then only as to such of the Subleases that Lessor may elect to take over and assume. Notwithstanding the foregoing, if the events described in clause (b) and (c) above have not occurred and if the Lease Event of Default which caused such collection of revenue by Lessor shall have been cured by Lessee or otherwise not continue to exist, upon the written demand of Lessee, Lessor shall cease to exercise the rights granted hereunder to Lessor with respect to the Subleases, and any amounts collected under the Subleases and not applied to Lessee’s obligations under this Lease shall promptly be paid over to Lessee.

ARTICLE 15.

INSPECTION

Section 15.1.                              Inspection.  Upon at least five (5) Business Days’ prior written notice to Lessee, Lessor or Lender and their respective representatives and agents (each, an “Inspecting Party”), may from time to time (but not more frequently than one time per calendar quarter), during normal business hours and in a commercially reasonable manner and at their own risk, inspect the Property, during normal business hours, to verify compliance with the provisions of this Lease. No Sublease shall contain any restrictions on inspection other than as set forth herein. The Inspecting Party shall repair any damage caused by any inspection performed pursuant to this Section 15.1. Lessee shall have the right to have its representatives, including security guards, present at any such inspection. In addition, Lessee may designate one or more reasonably sized “secure areas” to which no Inspecting Party shall have access and the Inspecting Party shall comply with Lessee’s other reasonable security requirements. Each Inspecting Party agrees to hold in confidence all proprietary information and trade secrets of which it becomes aware during such inspection. All such inspections shall be at Lessor’s expense.

ARTICLE 16.

LEASE EVENTS OF DEFAULT

Section 16.1.                             Lease Events of Default.  Each of the following events shall constitute a “Lease Events of Default”:

(a)                                  Lessee shall fail to make any payment of Base Rent and such failure shall continue for a period of five (5) days after written notice from Lessor or Lender to Lessee that such amount is due and unpaid;

(b)                                 Lessee shall fail to make any other payment of Supplemental Rent, and such failure shall continue for a period of five (5) days after written notice of such failure to Lessee from Lessor or Lender;

(c)                                  Lessee shall fail to timely perform or observe any covenant or agreement (not otherwise specified in this Article 16) to be performed or observed by it hereunder and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor or Lender; provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Lessee shall commence to cure such failure within such thirty (30) day period and shall be diligently and continuously prosecuting the cure of such failure;

(d)           except to the extent the Lessee is permitted to self-insure pursuant to Section 9.1(b) and Schedule 9.1, Lessee shall fail to carry or maintain in full force any insurance required hereunder, and such failure shall continue for thirty (30) days after such obligations arise, but not beyond the expiration date of any required policy of insurance;

(e)           any representation or warranty made by Lessee herein shall prove to have been incorrect in any material respect when such representation or warranty was made, shall remain materially incorrect at the time in question and shall not cured in all material respects within thirty (30) days after written notice to Lessee thereof, provided that the continuation of such a failure for thirty (30) days or longer after such notice shall not constitute a Lease Event of Default if such failure can be cured, but cannot reasonably be cured within such thirty (30) day period, and Lessee shall commence to cure such failure within such thirty (30) day period and shall be diligently and continuously prosecuting the cure of such failure;

(f)            (i) Lessee makes any general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within ninety (90) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of the assets of Lessee where possession is not restored to Lessee within ninety (90) days; (iv) the attachment, execution or other judicial seizure of substantially all of the assets of Lessee where such seizure is not discharged within ninety (90) days; (v) Lessee admits in writing its inability to pay its debts generally as they become due; (vi) Lessee files a petition or answer seeking reorganization, arrangement or other protection under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof; (vii) Lessee is liquidated or dissolved, or placed under conservatorship or other protection under any applicable Federal or state law; (viii) any petition is filed by or against Lessee under Federal bankruptcy laws, or any other proceeding is instituted by or against Lessee seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for Lessee, or for any substantial part of the property of Lessee, and such proceeding is not dismissed within ninety (90) days after institution thereof; or (ix) Lessee shall take any action to authorize or effect any of the actions set forth above in this clause (f).

It is expressly understood and agreed that the Parent Guarantor shall have the right to cure any Lease Event of Default on behalf of Lessee within the periods provided for in this Lease, and Lessor shall send copies of all notices under this Article 16 to the Parent Guarantor at the same time as such notices are sent to Lessee.

ARTICLE 17.
ENFORCEMENT

Section 17.1. Remedies.  Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, by notice to Lessee do one or more of the following as Lessor in its sole discretion shall determine:

(a)           At any time after the occurrence and continuance of a Lease Event of Default in lieu of exercising its rights under paragraph (b) below, Lessor may terminate this Lease by giving Lessee written notice of Lessor’s election to do so and the effective date thereof, in which event Lessor may forthwith repossess the Property and recover, in addition to any other sums or damages for which Lessee may be liable to Lessor, as liquidated damages a sum of money equal to the excess of the discounted Present Value of the Rent to be paid by Lessee for the balance of the Lease Term (after Lessor elects to exercise the remedy provided for in this paragraph (a)) over the discounted Present Value of the Fair Market Rent for the Property, after deduction from such Fair Market Rent of all anticipated reasonable expenses of reletting, for such period. Should the discounted Present Value of the Fair Market Rent for the Property, after deduction of all anticipated expenses of reletting, including without limitation reasonable legal fees, reasonable brokerage commissions and reasonable tenant improvement allowances or other concessions, for the balance of the Lease Term exceed the discounted Present Value of the Rent to be paid by Lessee for the balance of the Lease Term, Lessee shall have no obligation to pay Lessor such liquidated damages and Lessor shall have no obligation to pay to Lessee the excess of such discounted Present Value of the Fair Market Rent over the discounted Present Value of the Rent.

(b)           Assuming that Lessor has not exercised its right to terminate this Lease under paragraph (a) above, Lessor may terminate Lessee’s right of possession of the Property without terminating this Lease by giving written notice to Lessee that Lessee’s right to possession shall end on the date stated in such notice, whereupon the right of Lessee to possession of the Property or any part thereof shall cease on the date stated in such notice. If Lessor terminates Lessee’s right of possession of the Property without terminating this Lease, such termination of possession shall not release Lessee, in whole or in part, from Lessee’s obligation to pay the Rent hereunder for the then current Lease Term. In such event, Lessor shall have the right from time to time to recover from Lessee, and Lessee shall remain liable for, all accrued Rent not theretofore paid which is due under this Lease during the period from the date of such notice of termination of possession to the date of such demand by Lessor, but not for any period after the last day of the then current Lease Term. In any such case, Lessor shall use all reasonable efforts to relet the Property (which may be for a term extending beyond the then current Lease Term of this Lease). In connection with such reletting, Lessor shall consider any commercially reasonable substitute tenant offered by Lessee. Also, in any such case, Lessor may change the locks or other entry devices of the Property and make repairs, alterations and additions in or to the Property and redecorate the same to the extent deemed by Lessor, in its reasonable judgment, necessary or desirable, and Lessee shall upon written demand pay the cost thereof, together with Lessor’s expenses of reletting, including without limitation reasonable legal fees, reasonable brokerage commissions and reasonable tenant improvement allowances or other concessions (such decorating and reletting expenses collectively, the “Additional Expenses”). Lessor may collect the rents from any such reletting and apply the same first to the payment of late charges and default interest, second to the payment of maintenance, repair and insurance costs, third to the payment of the Additional Expenses and finally to the payment of Rent herein provided to be paid by Lessee, and any excess or residue shall operate as an offsetting credit against the amount of Rent payable hereunder as the same thereafter becomes due and payable; provided that the use of such offsetting credit to reduce the amount of Rent due Lessor, if any, shall not be deemed to give Lessee any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Lessor solely; provided further that in no event shall Lessee be entitled to a credit against such Rent in excess of the aggregate amount (including the Rent and any Additional Expenses payable by Lessee) due hereunder or which would have been paid by Lessee for the period for which the credit to Lessee is being determined had no default occurred. No such reentry, repossession, repairs, alterations, additions or reletting shall (i) be construed as an eviction or ouster of Lessee or as an election on Lessor’s part to terminate this Lease, unless a written notice of such intention is given to Lessee, or (ii) operate to release Lessee in whole or in part from any of Lessee’s obligations hereunder, and Lessor may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(c) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. A single suit or separate suits may be brought to collect any such damages for any period or periods with respect to which Rent shall have accrued, and such suits shall not in any manner prejudice Lessor’s right to collect any such damages for any subsequent period. Lessor may defer any such suit until after the expiration of the Base Term or the then current Renewal Term, in which event such suit shall be deemed not to have accrued until the expiration of the Base Term or the then current Renewal Term, as the case may be.

Section 17.2. Survival of Lessee’s Obligations.  No repossession of any or all of the Property or exercise of any remedy under this Lease, including termination of this Lease, shall, except as specifically provided herein, relieve Lessee of any of its liabilities and obligations hereunder, including the obligation to pay Rent. In addition, except as specifically provided herein, Lessee shall be liable for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including the Additional Expenses and reasonable legal fees and other costs and expenses (plus interest on such amounts from the date payable until the date paid at the Default Rate) incurred by Lessor and Lender by reason of the occurrence of any Lease Event of Default or the exercise of Lessor’s remedies with respect thereto and including all costs and expenses incurred in connection with the return of the Property in the manner and condition required by, and otherwise in accordance with the provisions of, Article 10 as if the Property were being returned at the end of the Lease Term. At any sale of any or all of the Property or any other rights pursuant to Section 17.1, Lessor or Lender may bid for and purchase the Property.

Section 17.3. Remedies Cumulative; No Waiver; Consents; Mitigation of Damages.  To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy specifically given to Lessor in this Lease or otherwise available under Applicable Law shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law or in equity, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent in the future to all similar requests. No express or implied waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. Lessor shall use reasonable efforts to mitigate any damages suffered by Lessor that result from a Lease Event of Default.

ARTICLE 18.
RIGHTS TO PERFORM FOR LESSEE AND LESSOR

Section 18.1. Lessor’s Right to Perform for Lessee.  If Lessee shall fail to perform or comply with any of its agreements contained herein, following applicable notice and cure periods, Lessor may perform or comply with such agreement, and Lessor shall not thereby be deemed to have waived any default caused by such failure, and the amount of payment required to be made by Lessee hereunder and made by Lessor on behalf of Lessee, and the reasonable out-of-pocket third-party costs and expenses of Lessor (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be deemed Supplemental Rent, payable by Lessee to Lessor upon demand. In addition, during the continuance of a Lease Event of Default in respect of Lessee’s obligations under Section 8.2 and/or Section 8.5, then, in addition to the rights above and at the cost of Lessee, (a) Lessor shall have the right to hire Persons (as selected by Lessor in its reasonable discretion) to cure such Lease Event of Default and to take any and all other actions necessary to cure such Lease Event of Default and (b) Lessee shall cooperate with Lessor, and the Persons hired by Lessor, in the performance of such cure, including without limitation (i) providing access (subject to the limitations with respect to access by an Inspecting Parry provided in Section 15.1) to the subject Property at reasonable times every day of the week, (ii) making available water, electricity and other utilities existing at or on the subject Property and (iii) restricting or closing the Property, but only if such restriction or closure is reasonably necessary for the performance of such cure and provided that such closure shall be done for and during a time period and in such manner that balances the need for the maintenance or repair of the Property (and doing so in a safe manner) and the continuing operations of the Property.

Section 18.2. Lessee’s Right to Perform for Lessor.  If Lessor shall fail to perform or comply with any of its agreements contained herein (including without limitation its obligations under Section 8.2), following applicable notice by Lessee as provided in other provisions of this Lease, Lessee shall then provide written notice to Lessor that Lessor has failed to perform or comply with an agreement or obligation hereunder and specifying the nature of the failure to perform or comply and advising Lessor that if such failure continues for (a) a period of thirty (30) days, in the case of a failure which does not impact Lessee’s business and operations at the Property, (b) a period of ten (10) days, in the case of a failure that impacts Lessee’s business and operations at the Property and (c) a period of five (5) days in the case of a failure that impacts

Lessee’s business and operations at the Property in a material way or causes an interruption of Lessee’s business and operations after this notice, then Lessee shall exercise its right to perform for Lessor under this Section 8.2. Thereafter, if Lessor does not perform or comply with its agreement as specified in such notice, Lessee may perform or comply with such agreement, and the amount of payment required to be made by Lessor hereunder and made by Lessee on behalf of Lessor, and the reasonable out-of-pocket third-party costs and expenses of Lessee (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Default Rate, shall be immediately payable by Lessor to Lessee upon demand and may be offset against any Rent payment otherwise due hereunder. In addition, in the event Lessor fails to perform its obligations under Section 8.2, then, in addition to the rights above and at the cost of Lessor, (a) Lessee shall have the right to hire Persons (as selected by Lessee in its reasonable discretion) to perform such obligations of Lessor and (b) Lessor shall cooperate with Lessee, and the Persons hired by Lessee, in the performance thereof. Notwithstanding the foregoing, Lessee shall not be obligated to provide the notice required under this Section 18.2 in the event of an emergency.

ARTICLE 19.
INDEMNITIES

Section 19.1. General Indemnification.  (a) Lessee shall indemnify, defend and save harmless Lessor, Lessor’s mortgagee, deed of trust trustee and beneficiary, Lessor’s ground lessor, if any, and Lessor’s agents, contractors, subcontractors, employees, successors and assigns (collectively, the “Lessor Indemnified Parties”) from and against all Claims brought by third parties and that arise from Lessee’s or its subtenant’s, assignee’s, agent’s, licensee’s, contractor’s, subcontractor’s, concessionaire’s or employee’s or existing tenant’s (Lessee and such other parties collectively, the “Lessee Parties”) use and occupancy of the Property or from Claims brought by any existing tenants arising from Lessee’s actions under Section 6.3 or from any other activity, work or thing done, permitted or suffered by any Lessee Party on or about the Property, but not including any activity, work or thing done on or about the Property by any Lessor Party (as defined below). If any proceeding is filed by a third party against any Lessor Indemnified Party, at Lessor’s request, Lessee shall defend such Lessor Indemnified Party in such proceeding at Lessee’s sole cost with legal counsel selected by Lessee and reasonably satisfactory to Lessor. In no event shall Lessee be obligated to indemnify any Lessor Indemnified Party for any negligent act or omission or any willful misconduct of Lessor or any other Lessor Indemnified Party.

(b)           Lessor shall indemnify, defend and save harmless Lessee, Lessee’s mortgagee, deed of trust trustee and beneficiary and Lessee’s agents, contractors, subcontractors, employees, successors and assigns (collectively, the “Lessee Indemnified Parties”) harmless from and against all Claims brought by third parties and that arise from Lessor’s or its agent’s, licensee’s. contractor’s, subcontractor’s, concessionaire’s or employee’s (Lessor and such other parties collectively, the “Lessor Parties”) use and occupancy of the Property or from any other activity, work or thing done, permitted or suffered by Lessor or Lessor Parties on or about the Property, but not including any activity, work or thing done on or about the Property by any Lessee Party. If any proceeding is filed by a third party against any Lessee Indemnified Party, at the request of Lessee, Lessor shall defend such Lessee Indemnified Party in such proceeding at Lessor’s sole cost with legal counsel selected by Lessor and reasonably satisfactory to Lessee. In no event shall Lessor be obligated to indemnify Lessee or any of the other parties identified above for any negligent act or omission or any willful misconduct of Lessee or any other Lessee Indemnified Party.

Section 19.2. No Third Party Environmental Indemnification.  The parties agree that neither of them shall be liable to or obligated to indemnify, defend or hold harmless the other for any Claim or liability arising under any Environmental Law as a result of the action, failure to act or negligence of any other Person (except in the case of Lessee, itself or the Lessee Parties, and in the case of Lessor, itself or the Lessor Parties) on or about the Property or on any surrounding property and each of Lessee and Lessor hereby waives any right it may have to contribution from the other party under any Applicable Law or otherwise with respect to any such Claim or liability.

ARTICLE 20.
LESSEE REPRESENTATIONS AND COVENANTS

Section 20.1. Representations and Warranties.  Lessee represents and warrants to Lessor that the following are true and correct as of the Closing Date:

(a)           Due Organization. Lessee is a corporation duly organized, validly existing and in good standing in the State of Delaware and qualified to do business and in good standing in the State of Illinois. Lessee has the corporate power and authority to conduct its business as now conducted, to lease the Property and to enter into and perform its obligations under this Lease. Lessee is duly qualified to do business and is in good standing as a foreign corporation in any jurisdiction where the failure to so qualify would have a material adverse effect on its ability to perform its obligations under this Lease.

(b)           Due Authorization; No Conflict.  This Lease has been duly authorized by all necessary corporate action on the part of Lessee and has been duly executed and delivered by Lessee, and the execution, delivery and performance hereof by Lessee will not (i) require any approval of the stockholders of Lessee or any approval or consent of any trustee or holder of any indebtedness or obligation of Lessee, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessee, (iii) contravene or result in any breach of or constitute any default under Lessee’s charter or by-laws or other organizational documents or any indenture, judgment, order, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessee is a party or by which Lessee is bound or (iv) result in the creation of any Lien upon any of the property of Lessee.

(c)           Governmental Action.  All Governmental Action required in connection with the execution, delivery and performance by Lessee of this Lease has been or will have been obtained, given or made.

(d)           Enforceability.  This Lease constitutes the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, fraudulent conveyance, insolvency, equitable principles or other similar laws affecting the enforcement of creditors’ rights in general.

(e)           Bankruptcy.  No bankruptcy, reorganization, arrangement or insolvency proceedings are pending, threatened or contemplated by Lessee, and Lessee has not made a general assignment for the benefit of creditors.

(f)            Condition of Property; Condemnation.  To Lessee’s knowledge, the Property is free and clear of any damage that would materially and adversely affect its value. Lessee has not received notice of any proceeding pending for the Condemnation of or otherwise affecting the Property that would have a material adverse effect on the Property.

(g)           Legal Proceedings.  There are no pending or, to Lessee’s knowledge, threatened actions, suits or proceedings by or before any court or Governmental Authority against or affecting Lessee with respect to the Property that, if determined adversely to Lessee or the Property, would materially adversely affect the value of the Property.

(h)           Licenses and Permits. To Lessee’s knowledge, Lessee possesses all material licenses, permits and authorizations required by Applicable Law for the operation of the Property and all such licenses, permits and authorizations are valid and in full force and effect.

(i)            Environmental.  Lessee has not received any written notice from any Governmental Authority that the Property or the use thereof violates any Environmental Law.

ARTICLE 21.
GUARANTY OF LEASE

Section 21.1. Guaranty of Lease.  Upon the execution and delivery of this Lease, Lessee shall cause SBC Communications, Inc., a Delaware corporation (the “Parent Guarantor”) to execute and deliver to Lessor a guaranty of this Lease in substantially the form attached hereto as Exhibit B (the “Parent Guaranty”).

ARTICLE 22.

[INTENTIONALLY OMITTED]

ARTICLE 23.
TRANSFER OF LESSOR’S INTEREST

Section 23.1. Permitted Transfer.  Subject to Article 4, Lessor or the Equity Investor may transfer all, or any part of, its right, title and interest in and to the Property and its rights under this Lease, other than to any Significant Competitor, on the following terms and conditions, each of which shall be satisfied prior to the effective date of the transfer (other than a transfer by a deed-in-lieu of foreclosure or similar transfer made in connection with an exercise of remedies under the Mortgage):

(a)           such transfer shall be in compliance with the Mortgage and related documents (if still in place) and with all Applicable Laws and shall not create a relationship which would violate any Applicable Law;

(b)           the transferor shall have given or at closing shall give to Lessee notice of such transfer, which notice shall contain such information and evidence as shall be reasonably necessary to establish compliance with this Article 23 and the name and address of the transferee for notices;

(c)           no transfer may be made of less than all of the legal parcels comprising the Property;

(d)           Lessor may not sell the Property or any interest therein, or permit the sale or other transfer of any direct or indirect interest of Lessor, to any Significant Competitor, provided that Lessor’s indirect or direct member, beneficiary or Affiliate (to the extent any such entity is a REIT) shall not be prohibited from selling shares of stock in such REIT; and

(e)           in the event that, after giving effect to Lessor’s transfer of its interest in the Property and it rights under this Lease, there is more than one holder of an interest in the Property, Lessor and such transferees shall designate in the notice to Lessee one point of contact for all notices, correspondence and Rent payments from Lessee from and after the effective date of such transfer.

Section 23.2. Effects of Transfer.  (a) From and after any transfer effected in accordance with this Article 23, the transferor shall be released, to the extent of the interest transferred and the obligations assumed by the transferee, from its liability hereunder. Such release shall be in respect of obligations that are assumed by the transferee arising on or after the date of such transfer. Upon any transfer by Lessor of the Property as above provided, any such transferee shall be deemed the “Lessor” for all purposes of this Lease and each reference herein to Lessor shall thereafter be deemed a reference to such transferee for all purposes, except to the extent that Lessor retains any obligations hereunder.

(b)           Lessee agrees to execute any and all documents reasonably appropriate to effectuate the contemplated transfer by Lessor, including, without limitation, an amendment to this Lease providing that the new transferee shall be Lessor and the existing Lessor shall be released from its liabilities and obligations (other than accrued liabilities and obligations) hereunder.

ARTICLE 24.
PERMITTED FINANCING

Section 24.1. Financing During Lease Term.  Lessee hereby expressly consents to any first mortgage indebtedness incurred by Lessor, including without limitation that certain loan made on or about the date hereof by Bear Stearns Commercial Mortgage, Inc., together with any modification or replacement thereof, including without limitation any subordinated financing and/or mezzanine financing. With respect to any financing or refinancing (including without limitation any mezzanine and subordinated financing or refinancing) during the Base Term and during any Renewal Term, Lessor shall be free to encumber the Property, provided that under no circumstances shall any such financing adversely affect the rights and privileges of Lessee under this Lease in any material respect or increase in any material respect the nature, scope or amount of any obligations or liabilities (including any contingent liabilities) of Lessee in excess of those existing prior to any such further encumbrances by Lessor, and provided further that Lessee and Lender shall each execute and deliver a subordination, non disturbance and attornment agreement as provided in Section 25.27. Lessee agrees to cooperate with Lessor (at Lessor’s cost) in connection with any financing or refinancing by Lessor permitted hereunder, provided that Lessee and its Affiliates will have no obligation to amend this Lease to facilitate such financing. Such cooperation shall include without limitation naming such Lender or new Lender as an additional insured and/or loss payee, as applicable, and making payments of Base Rent to or at the direction of such Lender or new Lender.

Section 24.2. Lessee’s Consent to Assignment for Indebtedness.  Lessee acknowledges that in order to secure Lessor’s obligations to Lender, Lessor may agree, among other things, to the assignment (to the extent provided therein) to Lender of Lessor’s right, title and interest to this Lease. While the Mortgage or any replacements thereof are in effect and provided that Lessor has notified Lessee in writing of the existence and name and address of Lender, Lessee hereby:

(a)           consents to such assignment in this Lease;

(b)           covenants to, if so directed by Lessor, make payment directly to Lender or its designee in accordance with the terms of this Lease of Base Rent and any amounts payable under Article 17; and

(c)           agrees that:

(i)            all consents, approvals, waivers and the like to be delivered by Lessor pursuant to this Lease shall be given by Lessor and by Lender, provided that if Lessor has not advised Lessee of the existence and name and address of Lender as required above, then Lessee shall be entitled to rely on any such consent, approval, waiver and the like delivered solely by Lessor as being valid and in full force and effect;

(ii)           it shall not, except as provided under Applicable Law, seek to recover from Lender any moneys paid to Lender by virtue of the foregoing provisions; provided, however, that the foregoing provisions shall not limit Lessee’s right to recover (A) any duplicate payment made to Lender whether due to computational or administrative error or otherwise, if Lender has received such payment. (B) all or any portion of a payment in excess of the amount then due under this Lease or otherwise owed by Lessor to Lessee under this Lease and (C) any amounts that have been paid to or are actually held by Lender that are required to be refunded, repaid or otherwise released to or for the benefit of Lessee under this Lease;

(iii)          no payment of Base Rent by Lessee shall be of any force or effect unless paid to Lender as provided above;

(iv)          Lessee shall not pay any Base Rent more than thirty (30) days prior to such payment’s scheduled due date except as otherwise provided in this Lease;

(v)           Lessee shall not enter into any agreement subordinating or (except as expressly permitted by the terms of this Lease as in effect on the date hereof)

surrendering, canceling, or terminating this Lease without the prior written consent of Lender, and any such attempted subordination or termination without such consent shall be void;

(vi)          Lessee shall not enter into any amendment or modification of this Lease without the prior written consent of Lender, and any such attempted amendment or modification without such consent shall be void; and

(vii)         if this Lease is amended, it shall continue to constitute collateral under the Mortgage without the necessity of any further act by Lessor, Lessee or Lender.

With respect to any consent to be provided by Lender pursuant to clause (vi) of this Section 24,2(c) relating to any Lease amendment or modification which reduces any Rent payable under this Lease or materially affects any material obligation of the Lessee under this Lease, Lender shall have fifteen (15) Business Days after Lessee’s delivery of its request for consent (WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS WILL RESULT IN DEEMED CONSENT UPON FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER A “FAILURE TO RESPOND” SECOND NOTICE), within which Lender may grant or not grant Lessee’s request for consent. If Lender shall not have responded to Lessee within such 15-Business Day period, Lessee may give a second notice WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED CONSENT. If Lender shall not, within five (5) Business Days after such second notice, notify Lessee that such consent will not be granted, such consent shall be deemed to have been granted.

With respect to any consent to be provided by Lender pursuant to clause (vi) of this Section 24.2(c) relating to any Lease amendment or modification other than a Lease amendment or modificatioin which reduces any Rent payable under this Lease or materially affects any material obligation of the Lessee under this Lease, the time period provided in Section 25.20(a) shall be applicable.

Section 24.3. Conflicting Instructions.  Nothing herein shall be construed as Lessee’s agreement to be bound and perform the obligations of Lessor under any Mortgage or other debt documents. If Lessee receives conflicting directions from Lessor and Lender or is in good faith uncertain as to whether it should comply with a direction from either Lessor or Lender, then Lessee shall be permitted to seek written confirmation from Lessor and Lender or, if the matter in dispute regards the payment of money by Lessee, pay the same into a court and provide Lessor and Lender with reasonably prompt notice of such payment, the cost of all of such actions (including without limitation reasonable attorneys’ fees and expenses) to be reimbursed to Lessee by Lessor promptly upon written notice thereof, including sufficient back-up documentation, and if such costs are not so reimbursed, Lessee shall be entitled to offset the amount thereof (together with interest thereon at the Default Rate) from payments of Rent.

ARTICLE 25.
MISCELLANEOUS

Section 25.1. Binding Effect; Successors and Assigns; Survival.  The terms and provisions of this Lease, and the respective rights and obligations hereunder of Lessor and Lessee, shall be binding upon their respective successors, legal representatives and assigns (including, in the case of Lessor, any Person to whom Lessor may transfer the Property in accordance with Article 23) and inure to the benefit of their respective permitted successors and assigns, and the rights hereunder of Lender shall inure (subject to such conditions as are contained herein) to the benefit of its permitted successors and assigns.

Section 25.2. Quiet Enjoyment.  Lessor covenants and agrees that Lessee shall have the right to peaceably and quietly hold, possess and use any and all of the Property hereunder during the Lease Term so long as no Lease Event of Default has occurred and is continuing.

Section 25.3. Notices.  Unless otherwise specifically provided herein, all notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person shall be in writing sent to either that Person’s Address, with a copy thereof to be sent to each Person to receive a copy pursuant to the definition of “Address”, by (a) a prepaid nationally recognized overnight courier service, in which event such notice shall be deemed received one (1) Business Day after delivery to such courier service specifying overnight delivery, or (b) U.S. certified or registered mail, return receipt requested, postage prepaid, in which event such notice shall be deemed received when actually received, as evidenced by the return receipt, or when delivery is first refused. From time to time, either party may designate a new Address for purposes of notice hereunder by giving fifteen (15) days’ written notice thereof to each of the other parties hereto, subject in the case of Lessor to Section 23.1(c); provided, however, that no new notice address for Parent Guarantor (as set forth in the notice addresses for Lessee in the definition of “Address”) shall be effective without the consent of the Parent Guarantor. All notices given hereunder shall be irrevocable unless expressly specified otherwise. Lessor shall endeavor to label any envelope which contains a notice of default with the legend “Default Notice,” but its failure to do so shall not invalidate or affect in any way such notice.

Section 25.4. Severability.  Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and each party hereto shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by applicable law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 25.5. Amendments, Complete Agreements.  Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification shall be sought and, as required by the Mortgage or related documents, by

Lender. This Lease is intended by the parties as a final expression of their lease agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein.

Section 25.6. Headings.  The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

Section 25.7. Counterparts.  This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 25.8. Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of Illinois.

EACH OF LESSOR AND LESSEE HEREBY SUBMITS TO JURISDICTION IN THE STATE OF ILLINOIS AND COOK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF ILLINOIS AND COOK COUNTY (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER. EACH OF LESSOR AND LESSEE HEREBY WAIVES AND AGREES NOT TO ASSERT AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE AND BROUGHT IN ANY SUCH COURT IN THE STATE OF ILLINOIS AND COOK COUNTY (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. LESSEE AND LESSOR EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THE ENFORCEMENT OF THIS LEASE.

Section 25.9. Memorandum.  Lessee and Lessor agree that a memorandum of this Lease (and any amendment hereof) in the form mutually agreed to by Lessor and Lessee shall be executed and recorded, at Lessee’s expense, in the land records of the jurisdiction in which the Property is situate.

Section 25.10. Estoppel Certificates.  Each party hereto agrees that at any time and from time to time during the Lease Term (but on no more than two occasions during each Lease Year), it will promptly, but in no event later than ten (10) days after request by the other party hereto, execute, acknowledge and deliver to such other party a certificate in the form of Exhibit C attached hereto. In addition, each party agrees to include in such certificate such other items as may be reasonably requested under the circumstances giving rise to the delivery of such certificate. Such certificate may be relied upon by any bona fide, permitted purchaser of, or mortgagee with respect to, Lessor’s or Lessee’s interest in the Property (direct or indirect), or any prospective sublessee of Lessee in respect of all or a portion of the Property.

Section 25.11. Easements.  (a) So long as no Lease Event of Default has occurred and is then continuing, and provided that no such action could in either Lender’s or Lessor’s reasonable judgment be expected to have a material adverse effect upon Lessee’s ability to perform its obligations under this Lease, or on the Fair Market Rent or Fair Market Sales Value of the Property, Lessor hereby agrees to cooperate with Lessee, at Lessee’s sole cost and expense, in doing any of the following: (i) the granting of, or entry into agreements in connection with, easements, licenses, rights-of-way, building and use restrictions and covenants and other rights and privileges in the nature of easements or similar interests and burdens reasonably necessary or desirable for the use, repair, maintenance or protection of the Property as herein provided; (ii) the release of existing easements or other rights in the nature of easements which are for the benefit of, or burden to, the Property; (iii) the seeking of any zoning variances or modifications to existing zoning; and (iv) the execution of amendments to, or waivers or releases of, any easements, licenses or covenants and restrictions affecting the Property; provided, however, that in each case (A) such grant, release, dedication, transfer, amendment, agreement or other action does not materially impair the value, utility, residual value or remaining useful life of the Property; (B) such grant, release, dedication, transfer, amendment, agreement or other action in the Lessee’s judgment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Property; (C) such grant, release, dedication, transfer, amendment, agreement or other action will not cause the Property or any portion thereof to fail to comply with the provisions of this Lease or any Applicable Law (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (D) all governmental consents or approvals required prior to such grant, release, dedication, transfer, amendment, agreement or other action have been obtained, and all filings required prior to such action have been made; (E) Lessee shall remain obligated under this Lease in accordance with its terms, as though such grant, release, dedication, transfer, amendment, agreement or other action had not been effected; and (F) Lessee shall pay and perform any obligations of Lessor under such grant, release, dedication, transfer, amendment, agreement or other action; and provided further that in the event any of the foregoing actions is material to the operation of the Property, Lessor may require Lender’s approval. Lessor acknowledges that Lessee’s and any existing lessee’s or existing or future sublessee’s right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property other than Fixtures, and Lessor agrees to execute Lessor waiver forms and releases of Lessor’s Liens in favor of any purchase money seller, lessor or lender which has financed or may finance in the future such items. Without limiting the effectiveness of the foregoing, provided that no Lease Event of Default shall have occurred and be continuing, Lessor and Lender shall, upon the request and at the sole cost and expense of Lessee, execute and deliver any instruments necessary or appropriate to confirm (or in the case of Lender, to consent to or to subordinate its interest in the Property to) any such grant, release, dedication, transfer, amendment, agreement or other action to any Person permitted under this Section 25.11 (a), including without limitation landlord waivers with respect to any of the foregoing.

With respect to action or consent to be provided by Lessor or Lender pursuant to this Section 25.11, Lessor and Lender shall each have fifteen (15) Business Days after Lessee’s delivery of its request for consent (WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIFTEEN (15) BUSINESS DAYS WILL RESULT IN DEEMED CONSENT UPON FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER A “FAILURE TO RESPOND” SECOND NOTICE), together with the proposed easement or other document (and any items, such as a survey, which may be reasonably necessary in respect thereof), within which Lessor and Lender, as the case may be, may grant or not grant Lessee’s request for consent. If Lessor or Lender, as the case may be, shall not have responded to Lessee within such 15-Business Day period, Lessee may give a second notice WHICH CLEARLY SHALL STATE IN BOLD-FACE TYPE THAT THE FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED CONSENT. If Lessor or Lender, as the case may be, shall not, within five (5) Business Days after such second notice, notify Lessee that such consent will not be granted, such consent shall be deemed to have been granted, and Lessor or Lender, as the case may be, shall execute and deliver the requested easement or other document.

(b)           Lessor agrees that it shall not grant any easements, licenses or other possessory interests in the Property to any party without Lessee’s prior written consent, which shall not be unreasonably withheld or delayed, provided that Lessee’s consent shall not be required (i) during the continuation of a Lease Event of Default or (ii) to the extent such easement, license or other possessory interest is required by Applicable Law.

Section 25.12. No Joint Venture.  Any intention to create a joint venture or partnership relation between Lessor and Lessee is hereby expressly disclaimed.

Section 25.13. No Accord and Satisfaction.  The acceptance by Lessor of any sums from Lessee (whether as Rent or otherwise) in amounts which are less than the amounts due and payable by Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction or compromise of any dispute between such parties regarding sums due and payable by Lessee hereunder, unless Lessor specifically deems it as such in writing.

Section 25.14. No Merger.  In no event shall the leasehold interests, estates or rights of Lessee hereunder, or of Lender, merge with any interests, estates or rights of Lessor in or to any and all of the Property, it being understood that such leasehold interests, estates and rights of Lessee hereunder, and of Lender, shall be deemed to be separate and distinct from Lessor’s interests, estates and rights in or to the Property, notwithstanding that any such interests, estates or rights shall at any time or times be held by or vested in the same person, corporation or other entity.

Section 25.15. Lessor Bankruptcy.  During the Lease Term, the parties hereto agree that if Lessee elects to remain in possession of any and all of the Property after the rejection of this Lease by Lessor under Section 365(h) of the Bankruptcy Code, all of the terms and provisions of this Lease shall be effective during such period of possession by Lessee, including the Renewal Terms and Lessee’s purchase rights hereunder. even if Lessor becomes subject to a case or proceeding under the Bankruptcy Code prior to the commencement of any such Renewal Term or the exercise by Lessee of such purchase rights.

Section 25.16. Naming and Signage of the Property.  (a) Lessee shall have the sole and exclusive right, at any time and from time to time, to select and/or change the name or names of the Property, the internal roadways on the Property, and the Improvements, and the sole and exclusive right to determine not to use any name in connection with the Property, as well as all rights in respect of signage for or in connection with the Property. Lessee shall also have the right to petition or apply to the appropriate Governmental Authority to have the names of the public roadways surrounding the Property changed, and Lessor shall, at Lessee’s expense, cooperate with Lessee to effectuate any such name change. Lessor shall not have or acquire any right or interest with respect to any such name or names used at any time by Lessee, or any trade name, trademark service mark or other intellectual property of any type of Lessee. Lessor shall cooperate with Lessee to effectuate Lessee’s sign rights hereunder, at no cost to Lessor. Lessee may install any sign or signs on the Property as it elects, at its sole cost and in compliance with Applicable Laws. Any signs installed by Lessee (other than those existing as of the commencement of the Lease Term) shall be removed by Lessee at the expiration or earlier termination of the Lease Term, and Lessee shall repair any damage caused by such removal.

(b)           Lessee’s name and the name of the Property as selected by Lessee pursuant to Section 25.16 (the “Property Name”) shall remain the exclusive property of Lessee and Lessor’s rights with respect thereto shall be limited to those expressly permitted pursuant to this Section 25.16(b). For so long as Lessee uses the Property Name, Lessor and any other tenants, subtenants and other occupants of and licensees with respect to the Property may use the Property Name as part of their address and/or to identify a service location (including but not limited to in notices, announcements and advertising), but nothing contained herein shall grant any Person the right to use Lessee’s name, logo, trademarks or service marks without Lessee’s prior written consent, which consent may be withheld in Lessee’s sole discretion, provided that Lessor may use the Property Name or Lessee’s name in any filings made by it with the Securities and Exchange Commission or any Government Authority to the extent such information is required to be included in such filings. Lessor shall reasonably cooperate with Lessee, at Lessee’s sole cost and expense, in such actions as Lessee deems reasonably necessary or appropriate to protect Lessee’s rights with respect to Lessee’s name, logo, trademarks or service marks and the Property Name selected by Lessee. Upon termination of this Lease, Lessor shall rename the Property and neither Lessor nor any other Person shall thereafter be permitted to use the Property Name under any circumstances.

Section 25.17. Expenses.  Whenever this Lease provides for the reimbursement by Lessee of costs and expenses of Lessor or any other party, then such reimbursement obligation shall be limited to actual, out-of pocket third-party costs and expenses, including without limitation reasonable attorneys’ fees.

Section 25.18. Investments.  Any moneys held by Lessor (or by Lender or the Proceeds Trustee) pursuant to this Lease, including Section 12.4, shall, until paid to Lessee, be invested by Lessor, Lender or the Proceeds Trustee, as the case may be, in Permitted Investments on behalf of Lessee. Any gain (including interest received) realized as a result of any such investment shall be retained, distributed and re-invested in the same manner as the original principal amount. Lessor (and Lender) shall have no liability for any losses arising from any such investments or reinvestments. At such time as there no longer exists a requirement under this Lease for Lessor,

Lender or the Proceeds Trustee to hold such amounts, such amounts, together with any income thereon, shall be disbursed to Lessee.

Section 25.19. Further Assurances.  Lessor and Lessee, at the cost and expense of the requesting party (except as otherwise set forth in this Lease to the contrary), will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the other party reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Lease. Nothing herein shall obligate Lessee to provide to Lessor or Lender any proprietary or confidential information relating to the manner, method and procedures of Lessee’s business operations. Lessee also agrees to cooperate with Lessor in determining how to allocate the purchase price paid for the property for purposes of depreciation.

Section 25.20. Approval Standards; Evidence of Disapprovals.  (a) Each of Lessor and Lender shall be deemed to have approved any item for which Lessee requests approval under this Lease at any time or from time to time, unless such Person shall have provided express written notice to Lessee within ten (10) Business Days after Lessee’s request for such approval (or for any particular provision of this Lease which expressly provides for a different period of time for approval, such period of time) of any such disapproval, which notice shall be in writing and shall specifically indicate: (i) that it is a disapproval notice under this Section 25.20, (ii) the item so disapproved and (iii) the specific reason for such disapproval (which disapproval and the reason therefor must be reasonable).

(b)           To the extent, if any, that Lessee’s approval is required hereunder, Lessee shall be deemed to have approved any item for which Lessor requests approval under this Lease at any time or from time to time, unless Lessee shall have provided express written notice to Lessor within ten (10) Business Days after Lessor’s request for such approval (or for any particular provision of this Lease which expressly provides for a different period of time for approval, such period of time) of any such disapproval, which notice shall be in writing and shall specifically indicate: (a) that it is a disapproval notice under this Section 25.20, (b) the item so disapproved and (c) the specific reason for such disapproval (which disapproval and the reason therefor must be reasonable).

Section 25.21. Confidentiality of Parties Names.  Either party may disclose the contents of this Lease to any other Person, provided that such party redacts all references to the other party and/or its Affiliates and the identification of the Property.

Section 25.22. Lessor Exculpation.  Anything to the contrary in this Lease notwithstanding, the covenants contained in this Lease to be performed by Lessor shall not be binding on any member of Lessor in its or his or her individual capacity, but instead said covenants are made for the purpose of binding only Lessor’s right, title and interest in and to the Property, and none of Lessor or any of its Affiliates or successors and assigns shall have any liability under this Lease in excess of, and Lessee shall have no recourse under this Lease against Lessor or any Affiliate of it except for Lessor’s interest (to the extent not pledged or assigned) in the Property, Rent and proceeds of the Property.

Section 25.23. Remedies Cumulative.  To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws, each and every right, power and remedy herein specifically given to Lessor in this Lease or otherwise existing at law or in equity shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor. No delay or omission by Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Lessee or to be an acquiescence therein. Lessor’s consent to any request made by Lessee shall not be deemed to constitute or preclude the necessity for obtaining Lessor’s consent, in the future, to all similar requests. No waiver by Lessor of any default shall in any way be, or be construed to be. a waiver of any future or subsequent default.

Section 25.24. Holding Over.  Subject to Section 12.1 and the last sentence of Section 10.1(b), Lessee covenants that if for any reason Lessee or any subtenant of Lessee shall fail to vacate and surrender possession of the Property or any part thereof, in the condition required herein, on or before the expiration or earlier termination of this Lease, then Lessee’s continued possession of the Property shall be as a tenant at sufferance, during which time Lessee shall pay to Lessor an amount equal to (a) one hundred fifty percent (150%) of the total monthly amount of Rent payable hereunder immediately prior to such termination (the “Existing Rent”) for the first forty-five (45) days during which Lessee holds over and (b) one hundred seventy-five percent (175%) of the Existing Rent thereafter. Lessor shall not be entitled to any other damages as a result of Lessee’s continued possession of the Property. The provisions of this Section 25.24 shall not in any way be deemed to (i) permit Lessee to remain in possession of the Property after the expiration date or sooner termination of this Lease or (ii) imply any right of Lessee to use or occupy the Property upon expiration or termination of this Lease and the Lease Term and no acceptance by Lessor of payments from Lessee after the expiration date or sooner termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Lessee in accordance with the provisions of this Section 25.24. Lessee’s obligations under this Section 25.24 shall survive the expiration or earlier termination of this Lease.

Section 25.25. Survival. The following provisions shall survive the termination of this Lease: (a) Sections 3.5, 6.1, 8.4(e) and (f), 8.5, 8.6, 8.7, 8.8, 17.2, Articles 7, 10, 19 and 25 to the extent relating to unfulfilled obligations of Lessee or Lessor arising or occurring prior to the date of termination of this Lease, and (b) any provision of this Lease pursuant to which Lessor or Lessee had an existing obligation which was unsatisfied at the time of termination of this Lease and remains unsatisfied, including, without limitation, to the extent there was any unsatisfied obligation under Section 12.1 and Article 3; provided, however, that nothing in this Section 25.25 shall be deemed to extend any applicable statute of limitations.

Section 25.26. [Intentionally Omitted.]

Section 25.27. Relationship of Lease and Mortgage.  This Lease, the leasehold estate of Lessee created hereby and all rights of Lessee hereunder are and shall be senior or subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage as requested by Lender. Lender and Lessee shall each execute and deliver to the other party a subordination, non disturbance and attornment agreement substantially in the form of Exhibit D.

Section 25.28. Lessor Representations.  This Lease has been duly authorized by all necessary action on the part of Lessor and has been duly executed and delivered by Lessor, and the execution, delivery and performance hereof by Lessor will not (i) require any consent or approval of any Person, other than such consents and approvals as have been obtained, (ii) contravene any Applicable Law binding on Lessor or (iii) contravene or result in any breach of or constitute any default under Lessor’s organizational documents, or any indenture, mortgage, loan agreement, contract, partnership or joint venture agreement, lease or other agreement or instrument to which Lessor is a party or by which Lessor is bound.

IN WITNESS WHEREOF, Lessor and Lessee have duly authorized, executed and delivered this Lease as of the date first hereinabove set forth.

LESSOR:

MB HOFFMAN ESTATES, L.L.C., a Delaware limited liability company

By:

By:
Name:
Title:

By:
Name:
Title:

LESSEE:

SBC SERVICES, INC., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

The undersigned, on behalf of Inland American Real Estate Trust. Inc., a Maryland corporation, hereby acknowledges its consent and agreement to be bound by the provisions of Articles 4 and 23 of this Lease.

INLAND AMERICAN REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation

By:
Name:
Title:

APPENDIX A

Definitions

For purposes of this Lease, unless otherwise specified or the context otherwise requires, the following rules of construction and usage shall apply:

(i) any term defined above by reference to another instrument or document shall continue to have the meaning ascribed thereto whether or not such other instrument or document remains in effect;

(ii) words which include a number of constituent parts, things or elements, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole;

(iii) references to any Person include such Person’s successors and assigns and in the case of an individual, the word “successors” includes such Person’s heirs, devisees, legatees, executors, administrators and personal representatives;

(iv) words importing the singular include the plural and vice versa;

(v) words importing a gender include any gender;

(vi) the words “consent”, “approve”, “agree” and “request”, and derivations thereof or words of similar import, mean the prior written consent, approval, agreement or request of the Person in question;

(vii) a reference to any statute, regulation, proclamation, ordinance or law includes all statutes, regulations, proclamations, ordinances or laws varying, consolidating or replacing them, and a reference to a statute includes all regulations, proclamations and ordinances issued or otherwise applicable under that statute;

(viii) the words “including” and “includes,” and words of similar import, shall be deemed to be followed by the phrase “without limitation”;

(ix) the words “hereof and “hereunder,” and words of similar import, shall be deemed to refer to this Lease as a whole and not to the specific section or provision where such word appears;

(x) unless the context shall otherwise require, a reference to the “Property” or “Improvements” shall be deemed to be followed by the phrase “or a portion thereof”;

(xi) the Schedules and Exhibits of this Lease are incorporated herein by reference; and

(xii) the titles and headings of Articles, Sections, Schedules, Exhibits, subsections, paragraphs and clauses are inserted as a matter of convenience and shall not affect the construction of this Lease.

“Actual Knowledge” with respect to any Person, shall mean the present, conscious, actual knowledge of, or receipt of notice by, (i) with respect to Lessor, senior officers of Lessor or the officers or employees of Lessor charged with the oversight on its behalf of the transactions contemplated by this Lease, and (ii) with respect to Lessee, Joseph D. Buckman, Director of Transactions, of Lessee, and no other Person, in each case as presently recollected by such Person without any review of files or other investigation or inquiry of any kind and without such Person being responsible for knowledge of the acts, omissions and/or knowledge of the other party’s agents or employees.

“Additional Expenses” shall have the meaning specified in Section 17.1(b).

“Additional Renewal Term” shall have the meaning specified in Section 5.1 (ii).

“Address” shall mean, subject to the rights of the party in question to change its Address in accordance with the terms of this Lease:

(i) with respect to Lessee:		SBC Services, Inc.
225 W. Randolph St.
Z2, Rm l3A
Chicago, IL 60606
	Attention:	Joseph D. Buckman
Director, Corporate Real Estate Transactions

with copies to Parent Guarantor as follows:
SBC Communications Inc.
175 East Houston Street
Room 4-A-40
San Antonio, Texas 78205
	Attention:	Kenneth H. Gitter
General Attorney

and

SBC Communications Inc.
175 East Houston Street
San Antonio, TX 78205
Room 7-E-10
San Antonio, Texas 78205
	Attention:	Director-Corporate Finance

and

Equis Corporation
P.O. Box 641338
Suite 2400
Chicago, Illinois 60664-1338
Attention: Stephen J. Tinsley

2

(ii) with respect to Lessor:	MB Hoffman Estates, L.L.C.
c/o The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Chief Financial Officer

with a copy to:	The Inland Real Estate Group, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: General Counsel

“Affiliate” of any Person shall mean any Person directly or indirectly controlling, controlled by or under common control with, such Person and shall include, if such Person is an individual, members of the Family of such Person and trusts for the benefit of such individual or Family members. For purposes of this definition, the term, “control” (including the correlative meanings of the terms “controlling” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Alterations” shall mean alterations, improvements, installations, demolitions, modifications, changes and additions to the Property.

“Applicable Laws” shall mean (i) all existing and future applicable laws (including common laws), rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including without limitation Environmental Laws), and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to the environment and those pertaining to the construction, use or occupancy of the Property), and (ii) any reciprocal easement agreement, covenant, other agreement or deed restriction or easement of record affecting the Property as of the date hereof or subsequent hereto pursuant to the terms of this Lease (but excluding for purposes of this definition the Mortgage and related debt documents).

“Appraisal Procedure” shall mean the following procedure for determining the Fair Market Sales Value, the Fair Market Rent or any other amount which may, pursuant to any provision of this Lease, be determined by the Appraisal Procedure: one Qualified Appraiser shall be chosen by Lessor and one Qualified Appraiser shall be chosen by Lessee. If Lessee or Lessor fails to choose a Qualified Appraiser within twenty (20) Business Days after written notice from the other party of the selection of its Qualified Appraiser, then the appraisal by such appointed Qualified Appraiser shall be binding on the parties. If both parties select a Qualified Appraiser, but the two Qualified Appraisers cannot agree on a value within twenty (20) Business Days after the appointment of the second Qualified Appraiser, then a third Qualified Appraiser shall be selected by the two Qualified Appraisers or, failing agreement as to such third Qualified Appraiser within thirty (30) Business Days after the appointment of the second Qualified Appraiser, by the American Arbitration Association office in Chicago, Illinois. The appraisals of

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the three Qualified Appraisers shall be given within twenty (20) Business Days of the appointment of the third Qualified Appraiser; such three appraisals shall be averaged and such average appraised value shall be the appraised value, provided that if any one of the three appraisals diverges from such average by ten percent (10%) or more, that appraisal shall be discarded and the average of the remaining two appraisals shall be the appraised value binding on the parties. The fees and expenses of the Qualified Appraiser appointed by a party shall be paid by such party; the fees and expenses of the third Qualified Appraiser shall be divided equally between the two parties, except that all fees and expenses of all the Qualified Appraisers shall be paid by Lessee in the case of an appraisal or determination under Article 17.

“Arbitration” shall mean submission of the dispute in question to the American Arbitration Association in Chicago, Illinois for binding resolution in accordance with its expedited arbitration procedures. Any issue submitted to Arbitration pursuant to this Lease shall be reviewed and settled by a single arbitrator pursuant to the American Arbitration Association’s Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, then in effect. The arbitrator shall be chosen from a panel of experts, licensed, if applicable, having at least fifteen (15) years’ of professional experience in the appropriate field related to the issue in question. The arbitrator shall be appointed within thirty (30) days after either party determines that there is a need for Arbitration. Discovery shall be permitted in accordance with the Federal Rules of Civil Procedure. If an arbitration proceeding is brought pursuant to this Lease, the unsuccessful party shall pay the costs, including reasonable attorneys’ fees and disbursements, incurred by the successful party and the costs of the arbitration. The arbitrator shall have the authority to grant injunctive relief in a form similar to that which a court of law would otherwise grant, and judgment upon the award rendered by the arbitrator shall be entered in any court having jurisdiction thereof. All aspects of the Arbitration shall be treated as confidential. Neither the parties nor the arbitrator may disclose the existence, content or results of the Arbitration, except as necessary to enforce award or to comply with legal or regulatory requirements. Before making any such disclosure, the party intending to make the disclosure shall give the other party written notice of that intention and shall afford the other party a reasonable opportunity (not less than twenty (20) days) to protect its interests.

“Authorized Officer” shall mean, with respect to a Person that is not an individual, any officer or principal of the Person, any trustee of the Person (if the Person is a trust), any general partner or joint venturer of the Person (if the Person is a partnership or joint venture) or any manager or member that is a manager of the Person (if the Person is a limited liability company) who shall be duly authorized to execute this Lease.

“Award” shall have the meaning given to such term in Section 12.5 of this Lease.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as amended and as may be further amended.

“Base Rent” shall mean, for the Base Term, the rent payable pursuant to Section 3.1 of this Lease and, for any Renewal Term, the rent payable pursuant to Article 5 of this Lease, as such amounts may be adjusted from time to time.

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“Base Term” shall mean the period commencing on the Closing Date and ending on                        ,(2) or such shorter period as may result from earlier termination of this Lease as provided therein,

“Building” shall mean any of the SBC Building, the Eagle Way Building or the Lakewood Building, as applicable.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized to be closed in the State of New York or the State of Illinois.

“Capital Repairs” shall have the meaning specified in Section 8.2(b).

“Casualty” shall mean any fire, explosion or other casualty causing damage or destruction to the Property and/or the Improvements.

“Claims” shall mean Liens (including, without limitation, lien removal and bonding costs but excluding Permitted Liens), liabilities, obligations, damages, losses, demands, penalties, assessments, payments, fines, claims, actions, suits, judgments, settlements, costs, expenses and disbursements (including, without limitation, reasonable, actually-incurred legal fees and expenses) of any kind and nature whatsoever.

“Closing Date” shall mean                               .

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Condemnation” shall mean any condemnation, requisition or other taking or sale of the use, occupancy or title to any or all of the Property (including the parking structures) by or on account of any eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or otherwise or any transfer in lieu or in anticipation thereof.

“Cost Limit” shall have the meaning specified in Section 8.2(b).

“CPI” shall mean the national Consumer Price Index, for all urban consumers (1982-84=100), all items, all cities, as published by the Bureau of Labor Statistics.

“Declaration” shall mean the declaration to be entered into in connection with the transactions contemplated by the Purchase Contract and this Lease, as more specifically described in the Purchase Contract.

“Default Rate” shall mean three percent (3%) above Prime Rate.

“Eagle Way Building” shall mean the building commonly referred to as the Eagle Way building located at on the Property.

“Environmental Laws” shall mean all federal, state or local laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes, regulations and common law (a) relating

(2)                                  The date preceding the 10th year, 9th month anniversary of the Closing Date.

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to the environment, human health or natural resources; (b) regulating, controlling or imposing liability or standards of conduct concerning Hazardous Materials; (c) relating to the remediation of the Property, including investigation, response, clean-up, remediation, prevention, mitigation or removal of Hazardous Materials; or (d) requiring notification or disclosure of releases of Hazardous Materials or any other environmental conditions on the mortgaged property, as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time, including the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C, §§ 9601 et seq. (“CERCLA”), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. §§ 1801-1812, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2671, the Clean Air Act, 42 U.S.C. §§ 7041 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., as any of the foregoing may have been or may be amended, supplemented or supplanted from time to time.

“Equity Investor” shall mean Inland American Real Estate Investment Trust, Inc., a Maryland corporation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Excepted Payments” shall mean and include (i) the amount by which Base Rent exceeds all amounts then due and payable under any debt documents, any amount payable to Lessor as a reimbursement for losses suffered by Lessor pursuant to Section 12.1 and any other amounts payable directly to Lessor under Article 18 or 19, (ii) proceeds of general liability or property damage insurance maintained under this Lease solely for the benefit of any Person other than Lender, and (iii) any payment required under this Lease to be made directly by Lessee to a third party, such as taxes, utility charges, ground rent, if any, and similar payments.

“Excess” shall have the meaning set forth in Section 8.2(b).

“Existing Rent” shall have the meaning specified in Section 25.24 of this Lease.

“Fair Market Rent” with respect to the Property (or the applicable portion thereof) shall mean the fair market monthly rent that would be obtained in an arm’s-length transaction between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to Lessor or Lessee, for the lease of the Property (or the portion thereof) on the terms set forth in this Lease, and taking into consideration the fact that no brokerage commission will be payable and that Lessee will not be receiving any tenant improvement allowance, period of free rent or other economic concession. Such Fair Market Rent shall be calculated as the value for the use of the Property as it is then actually used and assuming that Lessor has complied with its maintenance and repair obligations under this Lease, that the Property is in compliance with all Applicable Laws and that no Hazardous Materials are present in, on, under or about the Property.

“Fair Market Sales Value” with respect to the Property shall mean the fair market sales value that would be obtained in an arm’s-length transaction between an informed and willing

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buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, and neither of which is related to Lessor or Lessee, for the purchase of the Property. Such Fair Market Sales Value shall be calculated as the value of the Property assuming that Lessor has complied with its maintenance and repair obligations under this Lease, that the Property is in compliance with all Applicable Laws and that no Hazardous Materials are present in, on, under or about the Property.

“Family” shall mean, as to any Person, such Person’s grandparents, all lineal descendants of such Person’s grandparents, Persons adopted by, or stepchildren of, any such grandparent or descendant and Persons currently married to, or who are widows or widowers of, any such grandparent, descendant, adoptee or stepchild.

“First Refusal Notice” shall have the meaning specified in Section 4.1 (a).

“First Renewal Term” shall have the meaning specified in Section 5.1(a)(i).

“Fixtures” shall have the meaning specified in the definition of the term Property.

“Governmental Action” shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of any Governmental Authority, or required by any Applicable Laws, including without limitation all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of the Property.

“Governmental Authority” shall mean any federal, state, county, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi governmental authority (or private entity in lieu thereof).

“Hazardous Material” shall mean any substance (whether solid, liquid or gas), pollutant, contaminant, waste or material (including those that are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or considered pollutants, including petroleum, its derivatives, by-products and other hydrocarbons and asbestos), in each case that is or becomes regulated by any Governmental Authority or that may form the basis of liability under any Environmental Law.

“Impositions” shall mean, collectively, (a) real estate taxes on the Property; (b) ad valorem, sales and use, gross receipts, transaction privilege, rent or similar taxes levied or incurred with respect to the Property, or the use, lease, ownership or operation thereof; (c) personal property tax on any property covered by this Lease that is classified by any Governmental Authority as personal property; (d) assessments (including all assessments for public improvements or benefits, whether or not commenced or completed within the Lease Term), water, sewer, utilities or other rents and charges; and (e) excises, levies, fees and all other governmental charges of any kind or nature whatsoever, general or special, foreseen or unforeseen, ordinary or extraordinary, with respect to the Property or any part thereof and/or the Rent, including in all cases all interest and penalties thereon and which at any time prior to, during or with respect to the Lease Term may be assessed or imposed on or with respect to or be a Lien upon Lessor or the Property or any part thereof or any rent therefrom or any estate, title or

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interest therein. Impositions shall exclude, however, and nothing contained in the Lease or any debt documents or related Mortgage shall be construed to require Lessee to pay, (i) any tax imposed on Lessor or Lender based on the net income of Lessor or Lender or any transfer tax imposed on Lessor, Lender or any other Person, except to the extent that any tax described in this clause (i) is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge upon the Property, the Rent or any part thereof or interest therein which Lessee would otherwise be required to pay thereunder; (ii) any tax imposed with respect to the sale, exchange or other disposition by (A) Lessor of the Property or (B) Lender of its debt; (iii) franchise taxes, excess profits taxes, capital gains taxes, taxes on doing business, capital taxes or taxes imposed on net or gross income or receipts, mortgage recording taxes, value added taxes or similar taxes, assessments or governmental charges; or (iv) any gross receipts, transaction privilege, rent or similar tax, assessment, levy or charge upon Lessor, the Property, the Rent or any part of any thereof or interest therein, but solely to the extent that the same is levied, assessed or imposed as a total or partial substitute for a tax, assessment, levy or charge described in clause (i) or clause (ii) which Lessee would otherwise not be required to pay hereunder.

“Improvements” shall have the meaning specified in the definition of the term Property.

“Initial Renewal Terms” shall have the meaning specified in Section 5.1(a)(i).

“Inspecting Party” shall have the meaning specified in Section 15.1.

“Intent to Renew Date” shall have the meaning specified in Section 5.1(b)(i).

“Lakewood Building” shall mean the building commonly referred to as the Lakewood building located at                           on the Property.

“Land” shall have the meaning specified in the definition of the term Property.

“Lease” shall have the meaning set forth in the first paragraph hereof.

“Lease Event of Default” shall have the meaning specified in Article 16.

“Lease Term” shall mean the full term of this Lease, including the Base Term and any Renewal Terms as to which Lessee exercises a renewal option pursuant to Article 5 of this Lease, or such shorter period as may result from earlier termination of this Lease as provided herein.

“Lease Year” shall mean each consecutive period of twelve (12) full calendar months occurring after the Closing Date; provided, however, that, if the Closing Date shall not be the first day of a month, then the first Lease Year shall also include the partial month in which the Closing Date occurs.

“Lender” shall mean, from time to time, the holder of the first lien Mortgage on the Property, provided that Lessor shall notify Lessee of the existence and identity of any Lender. During periods when there is no Lender, references herein to Lender shall have no force or effect.

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“Lessee” shall mean the Lessee named in the first paragraph of this Lease.

“Lessee Capital Repair Items” shall have the meaning specified in Section 8.2(b).

“Lessee Indemnified Parties” shall have the meaning specified in Section 19.l(b).

“Lessee Parties” shall have the meaning specified in Section 19.1(a).

“Lessee’s Equipment and Personalty” shall mean all furniture, equipment and personal property of Lessee, including without limitation inventory, racking, shelving, conveyer equipment, lifts, cabling, antennae, machinery, air compressors, battery chargers, communication equipment, data cabinets, automated teller machines, hoist equipment, lockers, plug-in light fixtures, propane tanks, storage racks, trash compactors, signs, desks, movable partitions, vending machines, computer software and hardware, movable storage and utility rooms and removable trade fixtures and equipment, even if bolted or otherwise affixed to the floors (including, without limitation, telecommunication switches), in each case, as now or may hereafter exist in or on the Improvements and any other personal property owned by Lessee or a sublessee of Lessee or other occupant of the Property. In no case shall Lessee’s Equipment and Personalty include fixtures or built-in heating, ventilating, air-conditioning or electrical equipment (including power panels) utilized in connection with the operation of the Property.

“Lessor” shall mean the Lessor named in the first paragraph of this Lease.

“Lessor Capital Repair Items” shall have the meaning specified in Section 8.2(c).

“Lessor Indemnified Parties” shall have the meaning specified in Section 19.1 (a).

“Lessor Liens” shall mean Liens on or against the Property or this Lease or any payment of Rent which result from (a) any act of or Claim against Lessor or any violation by Lessor of any of the terms of the Mortgage or any related debt documents, other than a violation due to a default by Lessee under this Lease, (b) Liens in favor of any taxing authority by reason of any Tax owed and payable by Lessor, except that Lessor Liens shall not include any Lien resulting from any Tax for which Lessee is obligated to indemnify Lessor until such time as Lessee shall have paid to or on behalf of Lessor the Tax or the required indemnity with respect to the same, or (c) any expenses owed, caused or occasioned by Lessor or any of its employees or agents which are not indemnified by Lessee pursuant to Section 19.1; provided that Lessor Liens shall not include Permitted Liens or any Liens created by the Mortgage and any other debt documents, except to the extent any such Lien arises by Lender’s payment of any of the foregoing.

“Lessor Parties” shall have the meaning specified in Section 19.1(b).

“Lien” shall mean any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, including without limitation any thereof arising under any conditional sale agreement, capital lease or other title retention agreement.

“Material” as used to describe Lessee’s compliance requirement in Section 8.5 of this Lease shall mean that the failure to so comply may reasonably be expected to result in material

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risk of (i) physical injury to or death of any individual, (ii) criminal liability or (iii) fines and/or compliance costs in excess of the Threshold Amount.

“Minor Condemnation” shall mean any Condemnation of the Property (including the parking structures) that is not a Substantial Taking of the Property.

“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.

“Mortgage” shall mean a first lien deed of trust or mortgage (together with any related assignment of rents) between the Lessor, as mortgagor or trustor, and Lender, as mortgagee or beneficiary, and as the same may be renewed, amended, modified, consolidated, replaced or extended from time to time, provided that Lessor shall notify Lessee of the existence of any such Mortgage. During periods when there is no Mortgage, references in this Lease to the Mortgage shall have no force or effect.

“Nonseverable” shall describe an Alteration or part of an Alteration which cannot be removed from the Property or the existing Improvements without causing material damage to the Property or Improvements; provided that Lessee’s Equipment and Personalty shall not be deemed to be Nonseverable regardless of any damage that may be caused by the removal thereof.

“Notice to Renew shall have the meaning specified in Section 5.1(b).

“Offeror” shall have the meaning specified in Section 4.1 (a).

“Parent Guarantor” shall have the meaning specified in Section 21.1.

“Parent Guaranty” shall have the meaning specified in Section 21.1.

“Partial Renewal” shall have the meaning specified in Section 5.1(c).

“Permitted Encumbrances” shall mean the easements, rights of way, reservations, servitudes and rights of others with respect to the Property which are listed in the Title Policy issued to Lessor or Lender (as applicable), including without limitation the Declaration and any easements, rights of way, reservations, servitudes and rights of others with respect to the Property granted after the date hereof pursuant to Section 25.11.

“Permitted Investments” shall mean any one or more of the following obligations or securities having (a) a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (b) bearing interest that may either be fixed or variable but which is tied to a single interest rate index plus a single fixed rate spread (if any) and move proportionately with that index and (c) having the required ratings, if any, provided for in this definition:

(i)                                     direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in thirty (30) days or less after the date of issuance;

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(ii)                                  time deposits, unsecured certificates of deposit or bankers’ acceptances that mature in thirty (30) days or less after the date of issuance and are issued or held by any depository institution or trust company (including Lender) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least “A-1” and “P-l” by either Standard & Poor’s and Moody’s or such other rating as would not result in the downgrading, withdrawal or qualification of the then current rating assigned by such Rating Agency to the Pass-Through Certificates, as evidenced in writing and that does not have a “r” highlighter affixed to its rating;

(iii)                               repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of thirty (30) days or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)                              debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in thirty (30) days or less from the date of issuance, which debt obligations have ratings from either Moody’s or Standard & Poor’s in the highest category possible, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by the Rating Agency to any Pass-Through Certificate as specified in writing by the Rating Agency and that does not have a “r” highlighter affixed to its rating; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts; and

(v)                                 commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in thirty (30) days or less after the date of issuance thereof and which is rated in the highest category possible by Moody’s and Standard & Poor’s and that does not have a “r” highlighter affixed to such rating.

“Permitted Liens” shall mean:

(a)                                  the respective rights and interests of Lessee, Lessor and Lender under this Lease and any Mortgage,

(b)                                 Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein (other than to a de minimis extent) and are undertaken in accordance with the terms of any documents securing Lender’s loan to Lessor, (including, without limitation, posting of any bonds or other collateral to the extent required by such documents);

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(c)                                  materialmen’s, mechanics’, workers’, repairmen’s, employees or other like Liens for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Property, title thereto or any interest therein (other than to a de minimis extent); provided that, if a Lease Event of Default under Section 16.1 (a) or (b) shall have occurred and be continuing, Lessee shall pay, discharge or record or bond any such lien within sixty (60) days after Lessee receives notice thereof;

(d)                                 Liens arising out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided to Lessor’s reasonable satisfaction;

(e)                                  Permitted Encumbrances;

(f)                                    Liens existing on the date hereof; and

(g)                                 assignments and subleases expressly permitted by this Lease.

No Lien shall be deemed to be Permitted Lien if such Lien, individually or in the aggregate with other Liens, materially and adversely affects (i) the value of the Property, (ii) Lessee’s ability to pay all Rent as and when due hereunder or (iii) Lessee’s right to use and operate the Property.

“Permitted Use” shall have the meaning given to such term in Section 8.1.

“Person” shall mean individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, non-incorporated organization or government or any agency or political subdivision thereof.

“Present Value”, for any amount, shall be computed on a monthly basis at a discount rate equal to the Treasury Yield. The “Treasury Yield” shall be determined by reference to the most recent Federal Reserve Statistical Release H.15 (519) or any comparable successor publication which has become available not more than two days prior to the date of prepayment or payment or the date as of which such amount becomes or is declared due and payable, as the case may be (or, if such Statistical Release is no longer published, any publicly available source of similar market data acceptable to Lessee and Lessor), and shall be the most recent yield on actively traded United States Treasury securities adjusted to a constant maturity equal to the then remaining weighted average life to maturity, rounded to the nearest month, of the remaining rental obligations under this Lease. If no maturity exactly corresponding to such rounded weighted average life to maturity for such obligation shall appear therein, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Yield shall be interpolated from such yields on a straight line basis (rounding, in the case of relevant periods, to the nearest month). If such rates shall not have been so published, the Treasury Yield shall be calculated on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on such calculation days, for the actively traded U.S. Treasury security or securities with a maturity or maturities most closely corresponding to such rounded weighted average life

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to maturity as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by Agent.

“Prime Rate” shall mean the “prime rate” from time to time in effect, as published in The Wall Street Journal on such day (or if not published on such day, for the immediately preceding day on which it was published) in its “Money Rates” column as the Prime Rate; provided that if The Wall Street Journal ceases to publish such a rate or substantially changes the methodology used to determine such rate, then the rate shall be otherwise independently determined from an alternate source selected by Lessor in good faith or determined by Lessor in good faith on a basis substantially similar to the methodology used by The Wall Street Journal on the date of this Lease. As of the date hereof, The Wall Street Journal defines “Prime Rate” as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks.

“Proceeds Trustee” shall mean Lender or, if the Property shall not at the time in question be encumbered by a Mortgage, a federally insured bank or other financial institution, selected by Lessor and reasonably satisfactory to Lessee.

“Property” shall mean the real property whose parcel or parcels of land are described on Exhibit A to this Lease (the “Land”), together with (a) all buildings, structures and other improvements of every kind situated on the Land (collectively, the “Improvements”), all easements, rights and appurtenances relating to the Land or the Improvements and (b) all fixtures, including all components thereof, on or appurtenant to the Improvements and used in the operation of the Property and all replacements, modifications, alterations and additions thereto (collectively, the “Fixtures”), provided that in no event shall “Property” include Lessee’s Equipment and Personalty.

“Property Name” shall have the meaning specified in Section 25.16.

“Purchase Contract” shall have the meaning specified in the Recitals to this Lease.

“Qualified Appraiser” shall mean an independent nationally recognized real estate appraiser who shall be a member of The Appraisal Institute (or its successor organization) with not less than five (5) years experience appraising properties similar to the Property in the market in which the Property is located.

“Qualified Officer” shall have the meaning specified in Section 26.1(b).

“Rating Agency” shall mean either Moody’s or Standard & Poor’s, as the case may be.

“Real Estate Document” shall have the meaning specified in Section 8.3(a).

“Related Person” shall have the meaning specified in Section 14.1.

“Release” shall mean the release or threatened release of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

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“Renewal Term” shall have the meaning specified in Section 5.1 (a).

“Rent” shall mean Base Rent and Supplemental Rent, collectively.

“Rent Collection Account” shall mean the account established by Lender from time to time and to which Lessee is directed to make all payments of Base Rent due hereunder.

“Rent Payment Dates” shall mean the first (1st) day of each month during the Lease Term, commencing                           ;(3) provided that if such date is not a Business Day, the Rent Payment Date shall be the immediately following Business Day; provided further that Base Rent for the period commencing on the Closing Date and terminating on the last day of the month in which the Closing Date occurs shall be payable in advance on the Closing Date; and provided further that, as provided in Section 16.1 (a), no Lease Event of Default shall have occurred unless any such Rent payment is not received by Lessor on or before the tenth (10th) Business Day after notice that such amount is due and unpaid.

“SBC Building” shall mean the building on the Property commonly referred to as the SBC Building or Ameritech Center located at 200 West SBC Center Drive, Hoffman Estates, Illinois and containing approximately 1,267,997 square feet of floor area.

“Second Renewal Term” shall have the meaning specified in Section 5.1(i) of this Lease.

“Significant Competitor” shall mean any Person whose business includes, in substantial part (at the same time as Lessee’s business or an Affiliate’s business includes in substantial part), one or more of the following business activities: (a) local voice or data calling services; (b) long distance voice or data calling services; (c) voice over internet protocol, including voice and data technologies; (d) dial up or dedicated internet access, including broadband (DSL/cable); (e) wireless fidelity (Wi-Fi) technology; (f) wireless voice/data/internet services; (g) phone cards including prepaid cards; (h) white or yellow page directories (including on-line/internet based); (i) public Communications (pay phones); (j) voice mail/call notes; (k) video or audio conferencing; (1) network integration and managed services; or (m) satellite television delivery or cable television delivery. Notwithstanding the foregoing, the term Significant Competitor shall not include any Person engaged in the occasional or incidental sale of goods or services falling within one or more of the foregoing business activity categories, so long as goods are services falling within any of the categories are not a primary, featured line of goods or services sold by the tenant. By way of example but not limitation, the sale of pre-paid phone cards at a drugstore would be considered occasional and incidental, and such a store would not be deemed a Significant Competitor. Further by way of example but not limitation, within the context of a store offering mobile phone equipment and service, the service offering would be considered a primary, featured line, and such a store would be deemed to be Significant Competitor. Lessee, acting reasonably, shall, within ten (10) Business Days of Lessor’s request, advise Lessor if a prospective purchaser whose name (and direct and indirect owners and Affiliates) has been furnished to Lessee is a Significant Competitor.

(3)                               The first day of the first month after the Closing Date.

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“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Sublease” shall have the meaning given such term in Section 14.1.

“Subsidiary”, as to any Person, shall mean any corporation whose assets and liabilities are consolidated with those of such Person for financial reporting purposes.

“Substantial Casualty” shall have the meaning specified in Section 12.2(a).

“Substantial Percentage”, when used with respect to Lessee’s employees, shall mean fifty percent (50%) or more of Lessee’s employees then working at the Property or applicable Building, as the case may be.

“Substantial Portion”, when used with respect to Lessee’s business operations shall mean fifty percent (50%) or more of Lessee’s business operations.

“Supplemental Rent” shall mean any and all amounts, fees, expenses, liabilities, obligations, late charges, Taxes and Impositions other than Base Rent which Lessee assumes or agrees or is otherwise obligated to pay under this Lease to Lessor, Lender or any other party.

“Terms” shall have the meaning specified in Section 4.1.

“Third Renewal Term” shall have the meaning specified in Section 5.1(i) of this Lease.

“Threshold Amount” shall mean Two Million Dollars ($2,000,000.00), provided that such amount shall be increased on every January 1 after the Closing Date in the same proportion (if any) as the CPI increases over such annual period.

“Total Taking of the Property” shall mean a Condemnation either (i) of (a) the entire Property or (b) a portion thereof if, in Lessee’s commercially reasonable opinion, as a result thereof Ameritech Center or the Lakewood Building (or the related parking structures) cannot be restored to an economically viable office complex with a similar (within ten percent (10%)) of usable square feet of floor area; (ii) as a result of which it will take in excess of (A) twelve (12) months from the beginning of restoration to restore such Building to the same condition as existed immediately prior to the Condemnation and the Condemnation occurs at any time during the Lease Term or (B) three (3) months from the beginning of restoration to restore such Building to the same condition as existed immediately prior to the Condemnation and the Condemnation occurs during the last eighteen (18) months of the then current Lease Term, such time periods to be determined as provided in Section 12.1 with respect to a Casualty; or (iii) as a result of which Lessee must either (A) cease its operations at such Building for a period of six (6) months or more, (B) move a Substantial Portion of its operations from such Building or relocate a Substantial Percentage of its employees from such Building, in either case to another location not on the Property or (C) lay off a Substantial Percentage of its employees from such Building for a period of six (6) months or more.

“Village” shall mean the Village of Hoffman Estates, Illinois.

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SCHEDULE 3.1

Rental Payments

Lease Years	Rent Per Annum

Base Term (10 Years, 9 Months)

Year 1	$22,687,573.00
Year 2	22,914,448.73
Year 3	23,143,593.22
Year 4	23,375,029.15
Year 5	23,608,779.44
Year 6	23,844,867.24
Year 7	24,083,315.91
Year 8	24,324,149.07
Year 9	24,567,390.56
Year 10	24,813,064.46
Year 11 – first 9 months	18,795,896.33

First Renewal Term*

Year 11-12	$27,567,314.62
Year 12-13	27,842,987.77
Year 13-14	28,121,417.64
Year 14-15	28,402,631.82
Year 15-16	28,686,658.14

Second Renewal Term*

Years 16-21	$30,120,991.04

Third Renewal Term*

Years 21-26	$31,627,040.60

Additional Renewal Terms	95% of Fair Market Rent

*                                         Last three months of the first lease year referenced and first nine months of the second lease year referenced.

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SCHEDULE 8.2

Lessee Capital Repair Items

[To be attached to Lease upon execution thereof based on the schedule provided by Inland and reasonably approved by SBC.]

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SCHEDULE 9.1

Insurance Requirements

(a)                                  Lessee covenants and agrees that it will at all times keep in full force and effect the following insurance coverage:

(i)                                     A broad form commercial general liability insurance policy (unamended), including but not limited to premises, operations, automobile liability (which may be carried by separate policy) and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Property and the business conducted by Lessee thereon. The policy shall provide coverage limits of not less than Two Million Dollars ($2,000,000) per occurrence. The commercial general liability policy shall also include a commercial excess or umbrella liability of Ten Million Dollars ($10,000,000) and shall name Lessor and Lender as additional insureds, as their interest may appear. Lessor may reasonably require other types of general liability insurance based upon (a) the loss history at the Property and (b) industry standards and taking into account Lessee’s (or its parent’s, if applicable) insurance program (including other types of coverage being obtained in similar transactions).

(ii)                                  A policy of standard full-replacement insurance against physical loss or damage by fire, lightning and other risks and supplementary perils from time to time included under all risk policies, with standard and extended coverage or all risk endorsement, including without limitation, vandalism and malicious mischief (with agreed amount endorsements) and also including against terrorist acts (to the extent commercially available at commercially reasonable rates) of all building and other facilities and improvements constructed on the Property and all tenant finish and leasehold improvements and fixtures. This policy shall name Lessor and Lender as loss payees as their interest may appear. To the extent commercially available, such policy shall contain a deductible of not more than five percent (5%) of the replacement cost of the Improvements, excluding footings and foundation, as reasonably evidenced to Lessor and Lender upon request of Lessor. Lessee shall be responsible for all deductibles.

(iii)                               Workers’ compensation or other such insurance in accordance with applicable state law requirements covering all of Lessee’s employees.

If Lessee is self-insuring, its obligations shall be those of an insurer under the form of policy delivered to Lessor as of the Closing.

(c)                                  All policies of insurance described in this Schedule which Lessee is required to procure and maintain shall be issued by one or more primary insurers having a Standard & Poor’s rating equal to A- or better.

(d)                                 Certificates of all insurance required to be maintained by Lessee hereunder will be delivered to Lessor and Lender upon execution of this Lease, and, upon any renewals or extensions of said policies, certificates of insurance shall be delivered to Lessor and Lender at least ten (10) days prior to the expiration or termination of such policies. Within thirty (30) days after request of Lessor or Lender, Lessee shall provide certified copies of those portions of any

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policy requested covering all aspects of how a claim can or may be made under such policy. In the alternative, Lessee may provide a certificate from its insurance broker setting forth all of the foregoing, in form and substance reasonably satisfactory to Lessor and Lender. All liability and property damage policies will contain the following provisions:

(i)                                     The company writing such policy will agree to give the insured and additionally named insured parties or loss payees not less than thirty (30) days notice in writing prior to any cancellation, reduction or material modification of such insurance;

(ii)                                  Lessor and Lender shall be named as additional insured or loss payees, as their interests may appear, for each insurance policy (other than workers’ compensation) required to be maintained by Lessee, with all proceeds under any policy in paragraphs (a)(i) and (ii) to be paid in accordance with the provisions of the Lease.

(e)                                  Any insurance required by the Lease (other than the coverage identified in paragraph (a)(iii) above) may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by the insuring party insuring the combined operations at the Property with other premises leased or owned by Lessee, so long as the insured party and the additional insureds required hereunder are named under such policies as their interest may appear with coverage at least as good as required herein.

(f)                                    Except to the extent otherwise provided in the Lease, the parties hereto release each other, and their respective representatives, agents, contractors and employees from any claims for damage to the Property, the Improvements and/or Lessee’s Equipment and Personalty that are caused by or result from risks insured against under any property insurance policies carried by the parties (or which should have been carried by the parties pursuant to the terms hereof); provided, however, that the foregoing shall not impair any claim against Lessee in its capacity as self-insurer.  Each party shall cause each property insurance policy obtained by it (recognizing that Lessor may not in fact obtain any insurance) to provide that the insurance company waives in writing all right of recovery by way of subrogation against the other party in connection with any damage covered by such policy.  Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against (or to be insured against) under any property insurance policy required by the Lease.

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